As filed with the Securities and Exchange Commission on December __, 1997 Registration No. 333-__________
-----------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                              ----------------------
                              FORM S-8 and FORM S-3
                              REGISTRATION STATEMENT
                                      UNDER
                              SECURITIES ACT OF 1933
                              ----------------------

                               Lumisys Incorporated
              (Exact name of registrant as specified in its charter)
                              ----------------------
       Delaware                                              77-0133232
 (State of Incorporation)                 (I.R.S. Employer Identification No.)
                              ----------------------

                               Lumisys Incorporated
                                255 Humboldt Court
                               Sunnyvale, CA  94089
                                 (408) 733-6565
             (Address and telephone number of principal executive offices)
                               ----------------------

                      Options Assumed by Lumisys Incorporated
                    Originally Granted under the CompuRAD, Inc.
                       1996 Stock Plan and CompuRAD, Inc.
             Stock Option Plan and Shares Issued under the CompuRAD, Inc.
                       1996 Employee Stock Purchase Plan

                                 Dean MacIntosh
                             Vice President, Finance
                                225 Humboldt Court
                               Sunnyvale, CA 94089
                                 (408) 733-6565

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                               ----------------------
                               Copies to:
                               Andrei M. Manoliu, Esq.
                                Cooley Godward LLP
                               Five Palo Alto Square
                                3000 El Camino Real
                                Palo Alto, CA  94306
                                  (650) 843-5000
                               ----------------------

                         CALCULATION OF REGISTRATION FEE

   Title of    Amount to Proposed Maximum   Proposed Maximum   Amount of
Securities to       be    Offering Price   Aggregate Offering Registration  be
Registered  Registered  Per Share             Price               Fee
-------------- ---------- ----------------- --------------    ------------
  Common Stock  401,760   $0.007184-$7.11(1) $1,663,769(1)       $490.81
 (par value $.001)

  Common Stock   2515(3)      $5.125(2)        $12,889.38        $ 3.80
 (par value $.001)

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price is based upon the exercise prices for shares previously granted under the CompuRAD, Inc. 1996 Stock Plan (271,580 shares at prices ranging from $5.66 to $7.11 per share) and the CompuRAD, Inc. Stock Option Plan (130,180 shares purchased at $0.007184 per share) pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Act").

(2) Estimated in accordance with Rule 457(h) under the Act solely for the purpose of calculating the registration fee. Computation based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on December 9, 1997.

(3) This subtotal represents the number of shares previously issued to employees pursuant to the CompuRAD, Inc. 1996 Employee Stock Purchase Plan that are to be registered and offered by the Selling Stockholders.

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.



                          REOFFER AND RESALE PROSPECTUS

                               ------------------

                              LUMISYS INCORPORATED

                                   2,515 Shares

                          Common Stock, $.001 par value

                               ------------------

 This Prospectus relates to two thousand five hundred fifteen (2,515) shares (the "Shares") of the Common Stock, $.001 par value ("Common Stock"), of Lumisys Incorporated (the "Company"), a Delaware corporation, which may be offered from time to time by certain stockholders listed on the Selling Stockholders table (the "Selling Stockholders") for their own benefit. It is anticipated that the Selling Stockholders will offer the Shares for sale at prevailing prices in The Nasdaq National Market or the over-the-counter market on the date of sale. The Company will receive no part of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders. None of the Shares offered pursuant to this Prospectus has been registered prior to the filing of the Registration Statement of which this Prospectus is a part.
                               ------------------

The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

The Common Stock of the Company is traded on The Nasdaq National Market. On December 11, 1997, the closing price of the Company's Common Stock, as reported by The Nasdaq National Market in The Wall Street Journal, was $5.00 (Nasdaq
Symbol: LUMI).

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. PROSPECTIVE PURCHASERS SHOULD CAREFULLY REVIEW THE MATTERS SET FORTH IN "RISK FACTORS."

THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER, SOLICITATION OR SALE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to the Vice President, Finance, Lumisys Incorporated, 225 Humboldt Court, Sunnyvale, CA 94089. The Company's telephone number at that location is (408) 733-6565.

Except for the person set forth in the foregoing paragraph, the Company has not authorized any person to give any information or make any representations, other than those contained in this Prospectus, in connection with the Shares. If given or made, such information or representations must not be relied upon as having been authorized by the Company.

                               ------------------
                The date of this Prospectus is December 11, 1997.



                              AVAILABLE INFORMATION

The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith shall file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 and may be available at the following Regional Offices of the
Commission: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661; and the New York Regional Office, 7 World Trade Center, 13th Floor, New York, NY 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, Washington, D.C. 20549, at prescribed rates. The Company makes filings pursuant to the Exchange Act with the Commission electronically, and such materials may be inspected and copied at the Commission's Web site (http://www.sec.gov). Material filed by the Company can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, DC 20006. Information, as of particular dates, concerning directors and officers of the Company, their remuneration, options granted to them, the principal holders of securities of the Company, and any material interest of such persons in transactions with the Company will be disclosed in the proxy statements to be distributed to stockholders of the Company and filed with the Commission.

A Registration Statement on Form S-8 (the "Registration Statement") with respect to the Shares offered by this Prospectus has been filed with the Commission under the Securities Act. This Prospectus does not contain all of the information contained in such Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the commission. Accordingly, additional information concerning the Company and such securities can be found in the Registration Statement, including various exhibits and schedules thereto, which may be inspected at the Public Reference Section of the Commission at 450 Fifth Street, Washington D.C. 20549.


                               LUMISYS INCORPORATED

                                   THE COMPANY

The Company designs, manufactures and markets a family of precision digitizers that convert medical images on film or video into digital format. Once in digital form, the medical images can be stored, transmitted, viewed, enhanced, manipulated and printed at any PC or workstation within a medical network. The Company currently offers a comprehensive family of products for digitizing medical film images under the Lumiscan label and video images under the Imagraph name. These digitizers process images from all commercially available medical imaging modalities, including x-ray, computed tomography ("CT"), magnetic resonance imaging ("MRI"), ultrasound and nuclear medicine. The Company is the leading supplier of laser-based film digitizers, with sales of over 3,000 Lumiscan units since its first product was introduced in 1990. In early 1996, the Company introduced its charge-coupled device ("CCD") based digitizer. The Company also offers under the Imagraph label high quality board-level digitization and compression products for the capture of video images, which have applications in medical imaging as well as in scientific and industrial inspection and multimedia imaging.

In 1996, the Company introduced a computed radiography ("CR") system for use in the industrial inspection market. The CR system reads images from reusable phosphor plates of pipes, valves, aircraft parts and other structural objects.

The Company intends to maintain and enhance its market leadership by leveraging its reputation for high quality, reliable and cost-effective products, broadening its product lines through internal products development, acquiring complementary businesses or technologies and penetrating new geographic markets. The Company sells its products primarily to OEMs and VARs, who then integrate the Company's products into teleradiology and Picture Archiving and Communication Systems ("PACS") networks. The Company has established close working relationships with the leading suppliers of these systems including Agfa Gavaert N.V. ("Agfa"), CEMAX-ICON Imation ("CEMAX"), a subsidiary of Imation Corporation, E-Med Systems ("E-Med") and E-System Medical Electronics Inc. company, which is a subsidiary of Raytheon Corp., Eastman Kodak Company ("Kodak"), Olicon Corporation ("Olicon") and Sterling Diagnostics ("Sterling," formerly the medical group of E.I. DuPont de Nemours and Company).

Through the acquisition of CompuRAD, Inc. in late 1997, the Company also became a leading provider of software that enables healthcare clinicians to access medical images and clinical information at any point of care. The Company pioneered the use of personal computer software in the point to point, on call teleradiology market, with the introduction of its PC Teleradiology product.
In response to the increasing acceptance of teleradiology and increasing demand for multi-user and multi-access off-site teleradiology systems, the Company introduced its iNET product line in late 1994. In 1997, the Company introduced ClinicalWare, an Internet/Intranet software solution which provides secure electronic access through a Web browser to clinical information systems at any point of care.

The Company sells its software products both through a direct sales force and indirectly through a network of VARs and large medical image equiment vendors.
 The Company's resellers include Konica Medical Corporation ("Konica Medical") and National Imaging Resources, a nationwide consortium of X-ray dealers. The Company presently has licensed its products to hopitals, clinics and other healthcare facilities and physician groups. The Company's customers include New York University Medical Center, Alliant Heath Systems, Symphony Mobilex, a subsidiary of Health Services, Inc. ("Symphony Mobilex") and The Nursing Home Group plus many other leading healthcare facilities and organizations.

The principal executive offices of the Company are located at 225 Humboldt Court, Sunnyvale, California 94089, and its telephone number is (408) 733-6565.
 The Company was incorporated in California in 1987 and was reincorporated in Delaware in 1995 prior to the completion of its initial public offering.

                                  RISK FACTORS

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
 IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

SIGNIFICANT FLUCTUATIONS IN OPERATING RESULTS. There can be no assurance that the Company will be profitable on a quarterly or annual basis in the future. The Company has experienced quarterly fluctuations in operating results caused by various factors, including the timing of orders by major customers, customer inventory levels, shifts in product mix, the incurrence of acquisition-related costs and general conditions in the healthcare industry which have reduced capital equipment budgets and delayed or reduced the adoption of teleradiology, and expects that these fluctuations will continue.

The Company typically does not obtain long-term volume purchase contracts from its customers, and a substantial portion of the Company's backlog is scheduled for delivery within 90 days or less. Customers may cancel orders and change volume levels or delivery times without penalty. Quarterly sales and operating results therefore depend on the volume and timing of the backlog as well as bookings received during the quarter. A significant portion of the Company's operating expenses are fixed, and planned expenditures are based primarily on sales forecasts and product development programs. If sales do not meet the Company's expectations in any given period, the material adverse impact on operating results may be magnified by the Company's inability to adjust operating expenses sufficiently or quickly enough to compensate for such a shortfall. Furthermore, the Company gross margins may decrease in the future due to increasing sales of lower margin products and volume discounts. Results of operations in any period should not be considered indicative of the results to be expected for any future period. Fluctuations in operating results may also result in fluctuations in the price of the Company's Common Stock.

DEPENDENCE ON TELERADIOLOGY MARKET; UNCERTAINTY OF MARKET ACCEPTANCE. The Company's success is dependent on market acceptance of its new and existing products. The Company's revenues are derived from the sales of medical image digitizers for the teleradiology and other medical markets. There can be no assurance that sales of new products will achieve significant market acceptance in the future. In addition, third party payers, such as governmental programs and private insurance plans, can indirectly affect the pricing or the relative attractiveness of the Company's' products by regulating the maximum amount of reimbursement that they will provide for the taking, storing and interpretation of medical images. A decrease in the reimbursement amounts for radiological procedures may decrease the amount which physicians, clinics and hospitals are able to charge patients for such services. As a result, adoption of teleradiology may slow as capital investment budgets are reduced, thereby significantly reducing the demand for the Company's products.

NEW PRODUCT DEVELOPMENT IN SOFTWARE PRODUCTS. The market for Internet/Intranet-related software designed for use in healthcare environments is in the early stages of development. Since this market is new, and because current and future competitors are likely to introduce competing Internet/Intranet software, it is difficult to predict the rate at which the market will grow, if at all, or the rate at which new or increased competition will result in market saturation. The Company's ClinicalWare product was only recently introduced in 1997 and is highly dependent upon the market acceptance of the Internet/Intranet technologies for healthcare environments. If the market for such Internet/ Intranet software fails to grow or grows more slowly than anticipated, the Company's business, financial condition and results of operations would be materially adversely effected. The Company has had only limited shipments of ClinicalWare and expects that the sales cycle for ClinicalWare will be longer than that for its other existing products and that the price for ClinicalWare will be higher than that for the Company's other current products. Accordingly, the Company's quarterly revenues and operating results may be subject to greater fluctuation as the Company begins to market and sell ClinicalWare. Additionally, the Company faces greater challenges in installing and supporting ClinicalWare because of the complexity of Internet/Intranet related software and systems. The Company has limited experience in marketing, installing and supporting Internet/Intranet clinical information systems, and there can be no assurance that the Company can obtain the necessary resources to market, install and support ClinicalWare in an efficient, cost-effective and competitive manner. The failure of ClinicalWare to achieve market acceptance for any reason could have a materially adverse effect on the Company's business, financial condition and results of operations.

SIGNIFICANT RISKS ASSOCIATED WITH FUTURE ACQUISITIONS. The Company expects to pursue acquisitions of complementary technologies, product lines or businesses in the future. The integration of any future acquisitions will require special attention from management, which may temporarily distract its attention from the day-to-day business of the Company. Any future acquisitions will also require integration of the companies' product offerings and coordination of research and development and sales and marketing activities. Furthermore, as a result of acquisitions, the Company may enter markets in which it has little or no direct prior experience. There can also be no assurance that the Company will be able to retain key technical personnel of an acquired company or recruit new management personnel for the acquired businesses, or that the Company will, or may in the future, realize any benefits as a result of such acquisitions. Future acquisitions by the Company may result in potentially dilutive issuances of equity securities, the incurrence of debt, one-time acquisition charges and amortization expenses related to goodwill and intangible assets, each of which could be significant and could materially adversely affect the Company's financial condition and results of operations. In addition, the Company believes that it may be required to expand and enhance its financial and management controls, reporting systems and procedures as it integrates potential future acquisitions. There can be no assurance that the Company will be able to do so effectively, and failure to do so when necessary would have a material adverse effect upon the Company's business and results of operations.

NEW PRODUCT DEVELOPMENT IN IMAGE DIGITIZERS; RAPID TECHNOLOGICAL CHANGE. The market for the Company's products is characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. The Company's future success will depend upon its ability to enhance its current products, to develop and introduce new products that keep pace with technological developments and to respond to evolving customer requirements. Any failure by the Company to anticipate or respond adequately to technological developments by its competitors or to changes in customer requirements, or any significant delays in product development or introduction, could result in a loss of competitiveness or revenues. In the past, the Company has occasionally experienced delays in the development and introduction of new products and product enhancements, and there can be no assurance that the Company will not experience such delays in the future. In addition, new product introductions or enhancements by the Company's competitors or the use of other technologies that do not depend on film digitization could cause a decline in sales or loss of market acceptance of the Company's products. In particular, computed radiography ("CR") systems are currently available and have been sold for medical applications for over ten years with limited acceptance. In addition, several companies have announced developments leveraging the technology used in flat panel displays, digital radiography ("DR"), to produce high-resolution, two dimensional image sensor arrays that make it possible for x-ray images to be captured digitally without film or chemical processing. While this emerging technology is extensive, there can be no assurance that future advances in this technology or other technologies will not produce systems better positioned for the marketplace that will therefore reduce the digitizer market to the then installed base of imaging systems. There can be no assurance that the Company will be successful in developing and marketing new products or product enhancements on a timely or cost-effective basis, and such failure could have a material adverse effect on the Company's business and results of operations.

RISKS ASSOCIATED WITH SOFTWARE PRODUCTS. Software and systems as complex as those offered by the Company frequently contain undetected errors or failures when first introduced or when new versions are released. The Company has in the past discovered bugs and system errors in certain of its software enhancements, both before and after initial shipment. There can be no assurance that, despite testing by the Company, errors will not occur in the Company's products resulting in loss of, or delay in, market acceptance. Any such loss or delay could have a material adverse effect on the Company's business, financial condition and results of operations. Peripherals and hardware from third party manufacturers also may contain defects and incompatibilities which could adversely affect market acceptance of the Company's software products.

LONG SALES CYCLES. The sales cycle for medical image management systems is lengthy. The sales cycle of the Company's products is subject to delays associated with changes or the anticipation of changes in the regulatory environment affecting healthcare enterprises, changes in the customer's strategic system initiatives, competing information systems projects within the customer organization, consolidation in the healthcare industry in general, the highly sophisticated nature of the Company's software and competition in the medical image management and healthcare information systems markets in general.
 The time required from initial contact to purchase order typically ranges from one to six months, and the time from purchase order to delivery and recognition of revenue typically ranges from one to six months. During the sales process, the Company expends substantial time, effort and funds preparing a contract proposal, demonstrating the software and negotiating the purchase order. For these and other reasons, the Company cannot predict when or if the sales process with a prospective customer will result in a purchase order.

COMPETITION. Although to date competition in the United States laser-based film digitizer market has not been significant, a new company, Clinical Laser Systems ("CLS") entered the market in 1996 with a product similar to the laser-based film digitizers offered by the Company. In addition, several Japanese competitors, such as Konica Corporation ("Konica"), Nishimoto Sangyo Co., Ltd. ("Nishimoto Sangyo") and Abe Sekkei Inc. ("Abe Sekkei"), offer competitive products on an international basis and may decide in the future to devote additional resources to marketing competitive products in the United States. The markets for medical film digitizers incorporating charge-coupled devices ("CCDs") are highly competitive. The Company faces competition from companies such as Vidar Systems Inc., Canon Inc., Vision Ten Inc., Hell Linotype and Howtek in the CCD-based film digitizer market. There can be no assurance that the Company's competitors will not develop enhancements to, or future generations of, competitive products that will offer superior price or performance features that render the Company's products less competitive or obsolete.

In addition, large domestic companies, such as Kodak, Imation Corporation ("Imation"), Sterling and General Electric Co. ("GE"), and European companies, such as Siemens, Philips Electrics N.V. ("Philips") and Agfa Gavaert N.V. ("Agfa"), have the technical and financial ability to design and market digitizer products competitive with the Company's products, and some of them have in the past produced and marketed such products. While most of these companies currently purchase products from the Company, the Company believes that it will be required to continue to improve the price and performance characteristics of its products to retain their business especially in view of the fact that these customers are not contractually required to purchase their digitizers exclusively or at all from the Company. All of these companies have significantly greater financial, marketing and manufacturing resources than the Company and would be significant competitors if they decided to enter this market.

The markets for medical video image digitizers are also highly competitive. Competitors in the video digitizer market are Precision Digital Images Corp., Epix, Inc. and Matrox Electronic Systems Ltd.

Competition in the markets for medical image management products and healthcare information systems and services is also intense and is expected to increase. The Company's competitors include other providers of medical image management and healthcare information products. The Company's principal competitors in the medical image management industry are E-Med, CEMAX, Applicare Medical Imaging B.V. and Access Radiology Corporation. Furthermore, other major healthcare information and equipment companies not presently offering competing products may enter the Company's markets. In addition, the emerging market for Internet/Intranet clinical information systems is expected to be highly competitive, and the Company's competitors in this market could include many of its competitors in the medical image management systems market as well as other providers of healthcare information systems and new entrants into the marketplace. Increased competition could result in price reductions, reduced gross margins and loss of market share, any of which could materially adversely effect the Company's business, financial condition and results of operations. In addition, many of the Company's competitors and potential competitors have significantly greater financial, technical, product development, marketing and other resources and market recognition than the Company in the Internet/Intranet clinical information systems area. Many of the Company's competitors also currently have, or may develop or acquire, substantial installed customer bases in the healthcare industry. As a result of these factors, the Company's competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the development, promotion and sale of their products than the Company. There can be no assurances that the Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Company will not have a materially adverse effect on its business, financial condition or results of operations.

PROPRIETARY RIGHTS. The Company relies on a combination of trade secrets, copyright and trademark laws, nondisclosure and other contractual provisions to protect its proprietary rights. The Company currently has no patents covering its technology and it has not registered any of its trademarks. There can be no assurance that measures taken by the Company to protect its intellectual property will be adequate or that the Company's competitors will not independently develop systems and services that are substantially equivalent or superior to those of the Company. Substantial litigation regarding intellectual property rights exists in the software industry, and the Company expects that software products may be increasingly subject to third party infringement claims as the number of competitors in the Company's industry segment grows and the functionality of systems overlap. Although the Company believes that its systems and applications do not infringe upon the proprietary rights of third parties, there can be no assurance that third parties will not assert infringement claims against the Company in the future, that the Company would prevail in any such dispute or that a license or similar agreement will be available on reasonable terms in the event of an unfavorable ruling on any such claim. In addition, any such claim may require the Company to incur substantial litigation expenses or subject the Company to significant liabilities and could have a material adverse effect on the Company's business, financial condition and results of operations.

CUSTOMER CONCENTRATION; RELIANCE ON OEMS. A significant portion of the Company's net sales is derived from a small number of customers. For the period indicated, each of the following customers accounted for more than 10% of the Company's revenues: in 1994, E-Med, Kodak, CEMAX and Agfa; and in 1995, E-Med, Kodak and CEMAX. In 1996, Symphony Mobilex, Kodak, E-Med and CEMAX also accounted for a significant portion of the Company's net sales although none accounted for more than 10%. Large customers also accounted for a significant portion of the Company's backlog at December 31, 1996. The Company expects to continue to depend upon its principal customers for a significant portion of its sales, although there can be no assurance that the Company's principal customers will continue to purchase products and services from the Company at current levels, if at all. The loss of one or more major customers or a change in their buying patterns could have a material adverse effect on the Company's business and results of operations.

SINGLE-SOURCE SUPPLIERS. The Company purchases industry-standard parts and components for the assembly of its products, generally from multiple vendors. Although the Company relies on single-source suppliers for certain components, such as lasers, photomultiplier tubes and certain electronic components primarily to control price and quality, the Company believes that alternate sources of supply are available from other vendors for such components and has qualified second source suppliers for some, but not all, single-sourced parts.
 The Company maintains good relationships with its vendors and, to date, has not experienced any material supply problems. While the Company seeks to maintain an adequate inventory of single-sourced components there can be no assurance that such inventories will be sufficient or that delays in part or component deliveries will not occur in the future, which could result in delays or reductions in product shipments. Furthermore, even if currently single-sourced components could be replaced by other qualified parts, product redesign and testing could be costly and time consuming. These factors could have a material adverse effect on the Company's business, financial condition and results of operations.

GOVERNMENT REGULATION. The manufacturing and marketing of the Company's digitizers are subject to extensive government regulation in the United States and in other countries, and the process of obtaining and maintaining required regulatory approvals is lengthy, expensive and uncertain. If a medical device manufacturer can establish that a newly developed device is "substantially equivalent" to a device that was legally marketed prior to May 1976, the date on which the Medical Device Amendments of 1976 were enacted, or to a device the Food and Drug Administration ("FDA") found to be substantially equivalent to a legally marketed pre-1976 device, the manufacturer may seek marketing clearance from the FDA to market the device by filing a 510(k) premarket notification. The 510(k) premarket notification must be supported by appropriate data establishing the claim of substantial equivalence to the satisfaction of the FDA. Receipt of 510(k) clearance normally takes at least three months, but may take much longer and may require the submission of clinical safety and efficacy data to the FDA. All of the Company's laser-based film digitizers, the CCD based film digitizer and the QR2000 software products that are commercially available have received 510(k) clearance. There can be no assurance that 510(k) clearance for any future product or any modification of an existing product will be granted, or that the process will not be unduly lengthy. In the future, the FDA may require manufacturers of certain medical devices to engage in a more thorough and time consuming approval process than the 510(k) process, which could have a material adverse effect on the Company's business and results of operations.

The Company is also required to register as a Class II medical device manufacturer with the FDA and state agencies, such as the California Department of Health Services ("CDHS"). As such, the Company may be inspected on a routine basis by both the FDA and the CDHS for compliance with the FDA's GMP and other applicable regulations. These regulations require that the Company manufacture its products and maintain its documents in a prescribed manner with respect to manufacturing, reporting of product malfunctions and other matters.
 If the FDA believes that a company is not in compliance with federal regulatory requirements, it can institute proceedings to detain or seize products, issue a recall, prohibit marketing and sales of the company's products and assess civil and criminal penalties against the company, its officers or its employees. Failure to comply with the regulatory requirements could have a material adverse effect on the Company's business and results of operations. The Company was inspected by the FDA in 1996 and was found to be compliant with the FDA's GMP regulations but has not been inspected by CDHS to date.

The Company also relies on 510(k) pre-market notification for its current internally developed products. Additionally, the Company relies on 510(k) clearance and the finding by the FDA of substantial equivalence for the Image Management System ("IMS") and the Film Image ScanSoftware ("FISS") technologies acquired from Star Technologies, Inc. in July 1997. However, the Company believes that its success depends upon commercial sales of new versions of its medical image management software which may be subject to clearance or approval from the FDA and its foreign counterparts. There can be no assurance that a similar 510(k) clearance for any future product or enhancement of an existing product will be granted or that the process will not be lengthy. If the Company cannot establish that a product is "substantially equivalent" to certain legally marketed devices, the 510(k) clearance procedure may be unavailable and the Company may be required to utilize the longer and more expensive PMA process. Failure to receive or delays in receipt of FDA clearances or approvals, including the need for additional data as a prerequisite to clearance or approval, could have a material adverse effect on the Company's business, operating results and financial condition.

Sales of the Company's products outside the United States are subject to foreign regulatory requirements that vary from country to country. Additional approvals from foreign regulatory authorities may be required, and there can be no assurance that the Company will be able to obtain foreign approvals on a timely basis or at all, or that it will not be required to incur significant costs in obtaining or maintaining its foreign regulatory approvals. In Europe, the Company will be required to obtain certifications necessary to enable the "CE" mark to be affixed to the Company's products by mid 1998 to continue commercial sales in member countries of the European Union. The CE mark is an international symbol of quality and complies with applicable European medical device directives. The Company has not obtained such certifications, and there can be no assurance it will be able to obtain such certifications or any other international regulatory approvals in a timely manner, or at all. Failure to comply with foreign regulatory requirements could have a material adverse effect on the Company's business, financial condition and results of operations.

LITIGATION. On July 9, 1997 and July 10, 1997, two class action complaints were filed in the Superior Court of the State of California, County of Santa Clara, and the U.S. District Court for the Northern District of California, respectively, against the Company, several of its current and former officers and directors, and its underwriters. The complaints are brought on behalf of all persons who purchased the Company Common Stock during the putative class periods, November 15, 1995 to July 11, 1996. The complaints allege that, during the class period, defendants made material misstatements and omitted to disclose material information concerning the Company's actual and expected performance and results, causing the price of the Company Common Stock to be artificially inflated. The federal complaint alleges claims under Sections 10(b) and 20(a) of the Exchange Act, and SEC Rule 10b-5 promulgated thereunder; the state complaint alleges claims under California state law. Neither the federal nor the state complaint specifies the amount of damages sought. The Company and the other defendants vigorously deny all allegations of wrongdoing, and intend to defend themselves aggressively. On September 19, 1997, defendants filed a motion to dismiss the federal complaint. On October 10, 1997, defendants filed demurrers to the state complaint. There can be no assurance that the Company will prevail in this action or that the plaintiffs will not recover damages.

THIRD-PARTY REIMBURSEMENT. Third-party payers, such as governmental programs and private insurance plans, can indirectly affect the pricing or the relative attractiveness of the Company's products by regulating the maximum amount of reimbursement that they will provide for the taking, storing and interpretation of medical images. In recent years, healthcare costs have risen substantially, and third-party payers have come under increasing pressure to reduce such costs. In this regard, extensive studies undertaken by the Clinton Administration, even though not successfully translated into regulatory action, have stimulated widespread analysis and reaction in the private sector focused on healthcare cost reductions, which may involve reductions in reimbursement rates in radiology. A decrease in the reimbursement amounts for radiological procedures may decrease the amount which physicians, clinics and hospitals are able to charge patients for such services. As a result, adoption of teleradiology and PACS may slow as capital investment budgets are reduced, and the demand for the Company's products could be significantly reduced.

PRODUCT LIABILITY AND INSURANCE. The manufacture and sale of medical products entails significant risk of product liability claims. While the Company believes that its current insurance coverage is appropriate, there can be no assurance that such coverage is adequate to protect the Company from any liabilities it might incur in connection with the sale of the Company's products. In addition, the Company may require increased product liability coverage as additional products are commercialized. Such insurance is expensive and in the future may not be available on acceptable terms, if at all. A successful product liability claim or series of claims brought against the Company in excess of its insurance coverage could have a material adverse effect on the Company's business and results of operations.

VOLATILITY OF STOCK PRICES. The market price of the Company's Common Stock has been and may continue to be volatile. This volatility may result from a number of factors, including fluctuations in the Company's quarterly revenues and net income, announcements of technical innovations or new commercial products by the Company or its competitors, and conditions in the market for medical image digitizers and the teleradiology and health care industry and for medical image management products and healthcare information systems and services. Also, the stock market has experienced and continues to experience extreme price and volume fluctuations which have affected the market prices of securities, particularly those of medical technology companies, and which often have been unrelated to the operating performance of the companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Company's Common Stock in future periods.



                               SELLING STOCKHOLDERS

The following table shows the names of the Selling Stockholders and the number of Shares to be sold by them pursuant to this Prospectus:

                     Name                                  Number of Shares
----------------------------------------------------       ----------------
Certain unnamed non-affiliates of the Company(1)....             2,515

(1) Each unnamed non-affiliate holds up to or less than 1,000 shares of the Shares and may use this reoffer prospectus to sell up to the number of shares such non-affiliate currently holds.


                               PLAN OF DISTRIBUTION

The Company has been advised by the Selling Stockholders that they intend to sell all or a portion of the shares offered hereby from time to time on The Nasdaq National Market or in the over-the-counter market and that sales will be made at prices prevailing at the times of such sales. The Selling Stockholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. In connection with any sales, the Selling Stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

Any broker-dealer participating in such transactions as agent may receive commissions from the Selling Stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the Selling Stockholders. Broker-dealers may agree with the Selling Stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

The Company has advised the Selling Stockholders that Regulation M promulgated under the Exchange Act may apply to sales in the market, has furnished the Selling Stockholders with a copy of this Regulation and has informed them of the need for delivery of copies of this Prospectus. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

Upon the Company's being notified by the Selling Stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, the Company may, in its discretion, file a supplemental prospectus under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the Selling Stockholders, the commissions paid or discounts or concessions allowed by the Selling Stockholders to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

There can be no assurances that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.

                           SECURITIES TO BE OFFERED

The Shares offered hereby are shares of Common Stock, $.001 par value, of the Company.

COMPANY COMMON STOCK. Holders of Company Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of Company Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Company's Board of Directors (the "Company Board") out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Company Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidiation preference, if any, of any outstanding shares of Company Preferred Stock. There are no redemption or sinking fund provisions applicable to the Company Common Stock. All outstanding shares of Company Common Stock are fully paid and non-assessable.

COMPANY PREFERRED STOCK. The Company Board has the authority to issue up to 5,000,000 shares of Company Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed on any unissued and undesignated shares of Company Preferred Stock and to fix the number of shares constituting a series and the designations of such series, without any further vote or action by the stockholders. Although it presently has no intention to do so, the Company Board, without stockholder approval, can issue Company Preferred Stock with voting and conversion rights which could adversely affect the voting power or other rights of the holders of Company Common Stock. The issuance of Company Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company. The Company has no present plans to issue Company Preferred Stock.

REGISTRATION RIGHTS. Pursuant to an agreement between the Company and a small number of holders (or their permitted transferees) ("Holders") of a limited amount of Company Common Stock, the Holders are entitled to certain rights with respect to the registration of such shares under the Securities Act. If the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders, the Holders are entitled to notice of the registration and are entitled to include, at the Company's expense, such shares therein, provided, among other conditions, that the underwriters have the right to limit the number of such shares included in the registration. In addition, certain of the Holders may require the Company at its expense on not more than two occasions, to file a registration statement under the Securities Act with respect to their shares of Company Common Stock, and the Company is required to use its best efforts to effect the registration, subject to certain restrictions and limitations. Further, certain of the Holders may require the Company, at its expense, to register their shares on a Registration Statement on Form S-3 when such form becomes available to the Company, subject to certain conditions and limitations.

                     INFORMATION INCORPORATED BY REFERENCE

There are hereby incorporated by reference into this Registration Statement and into the Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the
Commission:

1. The Company's Registration Statement on Form S-1 (File No. 03397230) under the Securities Act, in the form declared effective on November 13, 1995.

2. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 00026832) as filed with the Commission on September 22, 1995, filed pursuant to Section 12 of the Exchange Act.

3. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

4. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997.

5. The Registration Statement on Form S-4, filed with the Commission on November 4, 1997.

6.  The Current Report on Form 8-K filed with the Commission on October 6,
1997.

7.  The Current Report on Form 8-K filed with the Commission on December 10,
1997.

8. All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part of this registration statement from the date of filing of such reports and documents.



                              LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California. Andrei M. Manoliu, Ph.D., a partner of Cooley Godward LLP, is the Secretary of the Company.

                                 EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report of the Company on Form 10-K for the year ended December 31, 1996 and for each of the three years ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The stock options to be registered hereunder have been assumed by the Company pursuant to an Agreement and Plan of Merger and Reorganization, dated as of September 28, 1997, among the Company, SAC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, and CompuRAD, Inc., a Delaware corporation ("CompuRAD"). The options were originally granted to employees and consultants of CompuRAD under its 1996 Stock Plan and Stock Option Plan.

Item 3.  Incorporation Of Documents By Reference

The following documents filed by the Company with the Commission are incorporated by reference into this Registration Statement:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, including all material incorporated by reference therein;

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, including all material incorporated by reference therein;

(c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, including all material incorporated by reference therein;

(d) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, including all material incorporated by reference therein;

(e) The Company's Current Report on Form 8-K filed with the Commission on October 6, 1997;

(f) The Company's Current Report on Form 8-K filed with the Commission on December 10, 1997; and

(g) The description of the Company's Common Stock contained in the Registration Statement on Form S-4 filed with the Commission on November 4, 1997.


All reports and other documents subsequently filed by Lumisys pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Cooley Godward LLP, Palo Alto, California. Andrei M. Manoliu, Ph.D., a partner of Cooley Godward LLP, is the Secretary of the Company.


Item 6.  Indemnification of Directors and Officers

Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Act. The Company's Bylaws also provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent not prohibited by Delaware law.

The Company's Certificate of Incorporation provides for the elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to be best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
 The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Item 7.  Exemption from Registration Claimed

The 2515 shares to be reoffered or resold pursuant to this Registration Statement (the "Securities"), were issued in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act, based on the following facts: such shares were issued only to twelve persons who (i) acquired such shares for investment purposes only (ii) are or had been employees of CompuRAD, a wholly owned subsidiary of the Company, holding positions in CompuRAD such as midlevel salespersons, administrators and engineers and (iii) based on their employment with CompuRAD and their past experience, had sufficient knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of the investment.

The Securities were issued when securities of CompuRAD were converted by operation of law into Company Common Stock pursuant to the terms of an Agreement and Plan of Merger and Reorganization entered into by the Company and CompuRAD (pursuant to which a wholly owned subsidiary of the Company merged with and into CompuRAD and CompuRAD became a wholly owned subsidiary of the Company (the "Merger")). The CompuRAD securities originally issued to the holders of the Securities were issued immediately prior to the consummation of the Merger under the terms of an employee stock purchase plan of CompuRAD. These securities were not, therefore, outstanding on the record date for the CompuRAD stockholder vote on the Merger and holders of such securities could not vote them in connection with the Merger.

Item 8.  Exhibits

Exhibit
Number	       Description

5.1     Opinion of Cooley Godward LLP.
23.1    Consent of Price Waterhouse LLP.
23.2    Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
24      Power of Attorney is contained on the signature pages.
99.1    CompuRAD, Inc. 1996 Stock Plan, Form of Notice of Stock Option Grant.
99.2    CompuRAD, Inc. Stock Option Plan, Form of Notice of Stock Option Grant.
99.3 Prospectus for Options Granted Under the CompuRAD, Inc. 1996 Stock Plan assumed by Lumisys Incorporated.
99.4 Prospectus for Options Granted Under the CompuRAD, Inc. Stock Option Plan assumed by Lumisys Incorporated.


Item 9.  Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) (section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on December 12, 1997.

                                               LUMISYS INCORPORATED



                                               By:/s/ Stephen J. Weiss
                                                  -------------------------
                                                  Stephen J. Weiss
                                                  Chief Executive Officer


                              POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen J. Weiss and Craig L. Klosterman, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

         Signature                    Title                          Date

/s/Stephen J. Weiss           Chief Executive Officer        December 12, 1997
-----------------------             and Director
Stephen J. Weiss              (Principal Executive Officer)

/s/ Phillip Berman             President and Director        December 12, 1997
-----------------------       (Principal Executive Officer)
Dr. Phillip Berman

/s/ Craig L. Klosterman        Chief Operating and Chief     December 12, 1997
-----------------------          Financial Officer
Craig L. Klosterman           (Principal Financial Officer)

/s/ Dean MacIntosh             Vice President, Finance       December 12, 1997
-----------------------       (Principal Accounting Officer)
Dean MacIntosh

/s/ Douglas DeVivo                    Director               December 12, 1997
-----------------------
Douglas DeVivo, PhD.

/s/ C. Richard Kramlich               Director               December 12, 1997
-----------------------
C. Richard Kramlich

/s/ Matthew Miller                    Director               December 12, 1997
-----------------------
Matthew Miller, PhD.

/s/ Austin E. Vanieri                 Director               December 12, 1997
-----------------------
Austin E. Vanchieri

/s/ David Lapan                       Director               December 12, 1997
-----------------------
Dr. David Lapan





                                EXHIBIT INDEX


Exhibit    Description
Number
------- --------------------------------------------------------------------

5.1     Opinion of Cooley Godward LLP.
23.1    Consent of Price Waterhouse LLP.
23.2    Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.
24      Power of Attorney is contained on the signature pages.
99.1    CompuRAD, Inc. 1996 Stock Plan, Form of Notice of Stock Option Grant.
99.2    CompuRAD, Inc. Stock Option Plan, Form of Notice of Stock Option
Grant.
99.3    Prospectus for Options Granted Under the CompuRAD, Inc. 1996 Stock
Plan
        assumed by Lumisys Incorporated.
99.4 Prospectus for Options Granted Under the CompuRAD, Inc. Stock Option Plan assumed by Lumisys Incorporated.



                                 EXHIBIT 5.1



                                   ATTORNEYS AT LAW          SAN FRANCISCO, CA
                                                             415 693-2000
                                   FIVE PALO ALTO SQUARE     MENLO PARK, CA
                                   3000 EL CAMINO REAL       415 843-5000
                                   PALO ALTO, CA             SAN DIEGO, CA
                                   94306-2155                619 550-6000
                                   MAIN 415 843-5000         BOULDER, CO
                                   FAX 415 857-0663          303 546-4000
                                   WEB HTTP://WWW.COOLEY.COM DENVER, CO
                                                             303 606-4800

December 11, 1997


Lumisys Incorporated
225 Humboldt Court
Sunnyvale, CA 94089

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Lumisys Incorporated (the "Company") of a Registration Statement on Form S-8 and Form S-3 on or about December 11, 1997 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to four hundred four thousand two hundred seventy five (402,275) shares of the Company's Common Stock, $.001 par value per share (i) issuable upon exercise of options originally granted by CompuRAD, Inc., a wholly-owned subsidiary of the Company, under its 1996 Stock Plan and Stock Option Plan (the "Plans")(the "Option Shares"), and (ii) issued pursuant to the CompuRAD Employee Stock Purchase Plan (the "Stock Purchase Shares").

In connection with this opinion, we have examined the Registration Statement, your Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Option Shares, when sold and issued in accordance with the Plans and the Registration Statement, will be, and the Stock Purchase Shares are, validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP



Andrei M. Manoliu















                                 EXHIBIT 23.1


                   Consent of Independent Public Accountants





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 22, 1997 appearing on page 19 of Lumisys Incorporated's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus constituting part of this Registration Statement on Form S-3.



PRICE WATERHOUSE LLP


San Jose, California
December 10, 1997



























 EXHIBIT 99.1
                               COMPURAD, INC.
                              1996 STOCK PLAN


1.  PURPOSES OF THE PLAN.  The purposes of this Stock Plan are:

  - to attract and retain the best available personnel for positions of substantial responsibility,

  - to provide additional incentive to Employees, Directors and Consultants, and

  -  to promote the success of the Company's business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

2.  DEFINITIONS.  As used herein, the following definitions shall apply:

a. "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

b. "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

c.  "Board" means the Board of Directors of the Company.

d.  "Code" means the Internal Revenue Code of 1986, as amended.

e. "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

f.  "Common Stock" means the Common Stock of the Company.

g.  "Company" means CompuRAD, Inc., a Delaware corporation.

h. "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

i.  "Director" means a member of the Board.

j. "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

k. "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

l.  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

m. "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

     - If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

     - If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

     - In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

n. "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

o. "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

p. "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

q. "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

r.  "Option" means a stock option granted pursuant to the Plan.

s. "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

t. "Option Exchange Program" means a program whereby outstanding options are surrendered in exchange for options with a lower exercise price.

u. "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

v. "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

w. "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

x.  "Plan" means this 1996 Stock Plan.

y. "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 below.

z. "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

aa. "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

ab.  "Section 16(b)" means Section 16(b) of the Exchange Act.

ac.  "Service Provider" means an Employee, Director or Consultant.

ad.  "Share" means a share of the Common Stock, as adjusted in accordance with
Section 13 of the Plan.

ae. "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

af. "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 400,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4.  Administration of the Plan.

a.  Procedure.

     - Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

     - Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

     - Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

      - Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

b. Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

     -  to determine the Fair Market Value;

     - to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

     - to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

     -  to approve forms of agreement for use under the Plan;

     - to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

     - to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

     -  to institute an Option Exchange Program;

     - to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

     - to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

     - to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

     - to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

     - to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

     - to make all other determinations deemed necessary or advisable for administering the Plan.

c. Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.  Limitations.

a. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

b. Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

c.  The following limitations shall apply to grants of Options:

     - No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 200,000 Shares.

     - In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 150,000 Shares which shall not count against the limit set forth in subsection (i) above.

     - The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
Section 13.

     - If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.  Option Exercise Price and Consideration.

a. Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

     -  In the case of an Incentive Stock Option

         A. granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

         B. granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

     - In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

     - Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

b. Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

c. Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

     -  cash;

     -  check;

     -  promissory note;

     - other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

     - consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

     - a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

     -  any combination of the foregoing methods of payment; or

     - such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10. Exercise of Option.

a. Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

b. Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.
 If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

c. Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

d. Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

e. Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11. Stock Purchase Rights.

a. Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

b. Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

c. Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

d. Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset
Sale.

a. Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.
b. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction.
 The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

c. Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable.
 If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

15. Amendment and Termination of the Plan.

a. Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

b. Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

c. Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to options granted under the Plan prior to the date of such termination.

16.  Conditions Upon Issuance of Shares.

a. Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

b. Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.


                           1996 STOCK PLAN

                        STOCK OPTION AGREEMENT


Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.  NOTICE OF STOCK OPTION GRANT

[Optionee's Name and Address]

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:


     Grant Number                    _________________________

     Date of Grant                   _________________________

     Vesting Commencement Date       _________________________

     Exercise Price per Share       $________________________

     Total Number of Shares Granted  _________________________

     Total Exercise Price           $_________________________

     Type of Option:                 ___  Incentive Stock Option

                                     ___  Nonstatutory Stock Option

     Term/Expiration Date:           _________________________


Vesting Schedule:

This Option may be exercised, in whole or in part, in accordance with the following schedule:

25% of the Shares subject to the Option shall vest twelve months after the Vesting Commencement Date, and 1/48 of the Shares subject to the Option shall vest each month thereafter, subject to the Optionee continuing to be a Service Provider on such dates.

Termination Period:

This Option may be exercised for 30 days after Optionee ceases to be a Service Provider. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided in the Plan. In no event shall this Option be exercised later than the Term/Expiration Date as provided above.

II.  AGREEMENT

1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the "Optionee") an option (the "Option") to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to
Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under
Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

2.  Exercise of Option.

a. Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

b. Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be completed by the Optionee and delivered to the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

a.  cash;

b.  check;

c. consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

d. surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

e. with the Administrator's consent, delivery of Optionee's promissory note (the "Note") in the form attached hereto as Exhibit C, in the amount of the aggregate Exercise Price of the Exercised Shares together with the execution and delivery by the Optionee of the Security Agreement attached hereto as Exhibit B. The Note shall bear interest at the "applicable federal rate" prescribed under the Code and its regulations at time of purchase, and shall be secured by a pledge of the Shares purchased by the Note pursuant to the Security Agreement.

4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

6. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

a.  Exercising the Option.

i. Nonstatutory Stock Option. The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

ii. Incentive Stock Option. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise. In the event that the Optionee ceases to be an Employee but remains a Service Provider, any Incentive Stock Option of the Optionee that remains unexercised shall cease to qualify as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option on the date three (3) months and one (1) day following such change of status.

b.  Disposition of Shares.

i. NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

ii. ISO. If the Optionee holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

c. Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

7. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Arizona.

8. NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.


OPTIONEE:                                  COMPURAD, INC.


___________________________________        __________________________________
Signature                                  By

____________________________________       __________________________________
Print Name                                 Title

____________________________________
Residence Address

____________________________________




                              CONSENT OF SPOUSE

The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.

                                           ___________________________________
                                           Spouse of Optionee



                                 EXHIBIT A

                              1996 STOCK PLAN

                              EXERCISE NOTICE


CompuRAD, Inc.
1200 N. El Dorado Place
C-300
Tucson,  AZ 85715


Attention:  Corporate Secretary

1. Exercise of Option. Effective as of today, ________________, 199__, the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of CompuRAD, Inc. (the "Company") under and pursuant to the 1996 Stock Plan (the "Plan") and the Stock Option Agreement dated _____________, 19___ (the "Option Agreement"). The purchase price for the Shares shall be $___________, as required by the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

3. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Sec-tion 13 of the Plan.

5. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or dis-position of the Shares and that Purchaser is not relying on the Company for any tax advice.

6. Entire Agreement; Governing Law. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Arizona.


Submitted by:                              Accepted by:

PURCHASER:                                 COMPURAD, INC.


__________________________________         __________________________________
Signature                                  By

__________________________________         __________________________________
Print Name                                 Its


Address:                                   Address:

_________________________________          1200 N. El Dorado Place
                                           C-300
_________________________________          Tucson,  AZ 85715

                                           _______________________________
                                           Date Received


                                 EXHIBIT B

                             SECURITY AGREEMENT



This Security Agreement is made as of __________, 19___ between CompuRAD, Inc., a Delaware corporation ("Pledgee"), and _________________________ ("Pledgor").


Recitals

Pursuant to Pledgor's election to purchase Shares under the Option Agreement dated ________ (the "Option"), between Pledgor and Pledgee under Pledgee's 1996 Stock Plan, and Pledgor's election under the terms of the Option to pay for such shares with his promissory note (the "Note"), Pledgor has purchased _________ shares of Pledgee's Common Stock (the "Shares") at a price of $________ per share, for a total purchase price of $__________. The Note and the obligations thereunder are as set forth in Exhibit C to the Option.

NOW, THEREFORE, it is agreed as follows:

1. Creation and Description of Security Interest. In consideration of the transfer of the Shares to Pledgor under the Option Agreement, Pledgor, pursuant to the Arizona Commercial Code, hereby pledges all of such Shares (herein sometimes referred to as the "Collateral") represented by certificate number ______, duly endorsed in blank or with executed stock powers, and herewith delivers said certificate to the Secretary of Pledgee ("Pledgeholder"), who shall hold said certificate subject to the terms and conditions of this Security Agreement.

The pledged stock (together with an executed blank stock assignment for use in transferring all or a portion of the Shares to Pledgee if, as and when required pursuant to this Security Agreement) shall be held by the Pledgeholder as security for the repayment of the Note, and any extensions or renewals thereof, to be executed by Pledgor pursuant to the terms of the Option, and the Pledgeholder shall not encumber or dispose of such Shares except in accordance with the provisions of this Security Agreement.

2. Pledgor's Representations and Covenants. To induce Pledgee to enter into this Security Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

a. Payment of Indebtedness. Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided in the Note.

b. Encumbrances. The Shares are free of all other encumbrances, defenses and liens, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee.

c. Margin Regulations. In the event that Pledgee's Common Stock is now or later becomes margin-listed by the Federal Reserve Board and Pledgee is classified as a "lender" within the meaning of the regulations under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G"), Pledgor agrees to cooperate with Pledgee in making any amendments to the Note or providing any additional collateral as may be necessary to comply with such regulations.

3. Voting Rights. During the term of this pledge and so long as all payments of principal and interest are made as they become due under the terms of the Note, Pledgor shall have the right to vote all of the Shares pledged hereunder.

4. Stock Adjustments. In the event that during the term of the pledge any stock dividend, reclassification, readjustment or other changes are declared or made in the capital structure of Pledgee, all new, substituted and additional shares or other securities issued by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Security Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor, Pledgee and Pledgeholder shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral and, upon such sub-stitution, references to "Shares" in this Security Agreement shall include the substituted shares of capital stock of Pledgor as a result thereof.

5. Options and Rights. In the event that, during the term of this pledge, subscription Options or other rights or options shall be issued in connection with the pledged Shares, such rights, Options and options shall be the property of Pledgor and, if exercised by Pledgor, all new stock or other securities so acquired by Pledgor as it relates to the pledged Shares then held by Pledgeholder shall be immediately delivered to Pledgeholder, to be held under the terms of this Security Agreement in the same manner as the Shares pledged.

6. Default. Pledgor shall be deemed to be in default of the Note and of this Security Agreement in the event:

a. Payment of principal or interest on the Note shall be delinquent for a period of 10 days or more; or

b. Pledgor fails to perform any of the covenants set forth in the Option or contained in this Security Agreement for a period of 10 days after written notice thereof from Pledgee.

In the case of an event of Default, as set forth above, Pledgee shall have the right to accelerate payment of the Note upon notice to Pledgor, and Pledgee shall thereafter be entitled to pursue its remedies under the Arizona Commercial Code.

7. Release of Collateral. Subject to any applicable contrary rules under Regulation G, there shall be released from this pledge a portion of the pledged Shares held by Pledgeholder hereunder upon payments of the principal of the Note. The number of the pledged Shares which shall be released shall be that number of full Shares which bears the same proportion to the initial number of Shares pledged hereunder as the payment of principal bears to the initial full principal amount of the Note.

8. Withdrawal or Substitution of Collateral. Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

9. Term. The within pledge of Shares shall continue until the payment of all indebtedness secured hereby, at which time the remaining pledged stock shall be promptly delivered to Pledgor, subject to the provisions for prior release of a portion of the Collateral as provided in paragraph 7 above.

10. Insolvency. Pledgor agrees that if a bankruptcy or insolvency proceeding is instituted by or against it, or if a receiver is appointed for the property of Pledgor, or if Pledgor makes an assignment for the benefit of creditors, the entire amount unpaid on the Note shall become immediately due and payable, and Pledgee may proceed as provided in the case of default.

11. Pledgeholder Liability. In the absence of willful or gross negligence, Pledgeholder shall not be liable to any party for any of his acts, or omissions to act, as Pledgeholder.

12. Invalidity of Particular Provisions. Pledgor and Pledgee agree that the enforceability or invalidity of any provision or provisions of this Security Agreement shall not render any other provision or provisions herein contained unenforceable or invalid.

13. Successors or Assigns. Pledgor and Pledgee agree that all of the terms of this Security Agreement shall be binding on their respective successors and assigns, and that the term "Pledgor" and the term "Pledgee" as used herein shall be deemed to include, for all purposes, the respective designees, successors, assigns, heirs, executors and administrators.

14. Governing Law. This Security Agreement shall be interpreted and governed under the internal substantive laws, but not the choice of law rules, of Arizona.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



     "PLEDGOR"                             _________________________________
                                           Signature
                                           _________________________________
                                           Print Name

                                 Address:  _________________________________

                                           _________________________________


     "PLEDGEE"                             COMPURAD, INC.,
                                           a Delaware corporation


                                           ________________________________
                                           Signature
                                           ________________________________
                                           Print Name
                                           ________________________________
                                           Title


     "PLEDGEHOLDER"                        ________________________________
                                           Corporate Secretary
                                           CompuRAD, Inc.



                                 EXHIBIT C

                                   NOTE


$_______________	[City, State]

______________, 19___

FOR VALUE RECEIVED, _______________ promises to pay to CompuRAD, Inc., a Delaware corporation (the "Company"), or order, the principal sum of _______________________ ($_____________), together with interest on the unpaid principal hereof from the date hereof at the rate of _______________ percent (____%) per annum, compounded semiannually.

Principal and interest shall be due and payable on __________, 19___. Should the undersigned fail to make full payment of principal or interest for a period of 10 days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note. Payments of principal and interest shall be made in lawful money of the United States of America.

The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

This Note is subject to the terms of the Option, dated as of ________________.
 This Note is secured in part by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against the collateral securing this Note in the event of default.

In the event the undersigned shall cease to be an employee, director or consultant of the Company for any reason, this Note shall, at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be immediately due and payable.

Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.



____________________________________


____________________________________




                             1996 STOCK PLAN

                   NOTICE OF GRANT OF STOCK PURCHASE RIGHT


Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant.

[Grantee's Name and Address]

You have been granted the right to purchase Common Stock of the Company, subject to the Company's Repurchase Option and your ongoing status as a Service Provider (as described in the Plan and the attached Restricted Stock Purchase Agreement), as follows:

     Grant Number                          _________________________

     Date of Grant                         _________________________

     Price Per Share                      $_________________________

     Total Number of Shares Subject        _________________________
      to This Stock Purchase Right

     Expiration Date:                      _________________________


YOU MUST EXERCISE THIS STOCK PURCHASE RIGHT BEFORE THE EXPIRATION DATE OR IT WILL TERMINATE AND YOU WILL HAVE NO FURTHER RIGHT TO PURCHASE THE SHARES. By your signature and the signature of the Company's representative below, you and the Company agree that this Stock Purchase Right is granted under and governed by the terms and conditions of the 1996 Stock Plan and the Restricted Stock Purchase Agreement, attached hereto as Exhibit A-1, both of which are made a part of this document. You further agree to execute the attached Restricted Stock Purchase Agreement as a condition to purchasing any shares under this Stock Purchase Right.

GRANTEE:                                   COMPURAD, INC.


___________________________                ________________________________
Signature                                  By

___________________________                ________________________________
Print Name                                 Title


                                 EXHIBIT A-1

                               1996 STOCK PLAN

                      RESTRICTED STOCK PURCHASE AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Purchase Agreement.

WHEREAS the Purchaser named in the Notice of Grant, (the "Purchaser") is an Service Provider, and the Purchaser's continued participation is considered by the Company to be important for the Company's continued growth; and

WHEREAS in order to give the Purchaser an opportunity to acquire an equity interest in the Company as an incentive for the Purchaser to participate in the affairs of the Company, the Administrator has granted to the Purchaser a Stock Purchase Right subject to the terms and conditions of the Plan and the Notice of Grant, which are incorporated herein by reference, and pursuant to this Restricted Stock Purchase Agreement (the "Agreement").

NOW THEREFORE, the parties agree as follows:

1. Sale of Stock. The Company hereby agrees to sell to the Purchaser and the Purchaser hereby agrees to purchase shares of the Company's Common Stock (the "Shares"), at the per Share purchase price and as otherwise described in the Notice of Grant.

2. Payment of Purchase Price. The purchase price for the Shares may be paid by delivery to the Company at the time of execution of this Agreement of cash, a check, or some combination thereof.

3.  Repurchase Option.

a. In the event the Purchaser ceases to be a Service Provider for any or no reason (including death or disability) before all of the Shares are released from the Company's Repurchase Option (see Section 4), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive option (the "Repurchase Option") for a period of sixty (60) days from such date to repurchase up to that number of shares which constitute the Unreleased Shares (as defined in Section 4) at the original purchase price per share (the "Repurchase Price"). The Repurchase Option shall be exercised by the Company by delivering written notice to the Purchaser or the Purchaser's executor (with a copy to the Escrow Holder) AND, at the Company's option, (i) by delivering to the Purchaser or the Purchaser's executor a check in the amount of the aggregate Repurchase Price, or (ii) by cancelling an amount of the Purchaser's indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals the aggregate Repurchase Price. Upon delivery of such notice and the payment of the aggregate Repurchase Price, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being repurchased by the Company.

b. Whenever the Company shall have the right to repurchase Shares hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Company's purchase rights under this Agreement and purchase all or a part of such Shares. If the Fair Market Value of the Shares to be repurchased on the date of such designation or assignment (the "Repurchase FMV") exceeds the aggregate Repurchase Price of such Shares, then each such designee or assignee shall pay the Company cash equal to the difference between the Repurchase FMV and the aggregate Repurchase Price of such Shares.

4.  Release of Shares From Repurchase Option.

a. _______________________ percent (______%) of the Shares shall be released from the Company's Repurchase Option one year after the Date of Grant and __________________ percent (______%) of the Shares [at the end of each month thereafter], provided that the Purchaser does not cease to be a Service Provider prior to the date of any such release.

b. Any of the Shares that have not yet been released from the Repurchase Option are referred to herein as "Unreleased Shares."

c. The Shares that have been released from the Repurchase Option shall be delivered to the Purchaser at the Purchaser's request (see Section 6).

5. Restriction on Transfer. Except for the escrow described in Section 6 or the transfer of the Shares to the Company or its assignees contemplated by this Agreement, none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such Shares are released from the Company's Repurchase Option in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution.

6.  Escrow of Shares.

a. To ensure the availability for delivery of the Purchaser's Unreleased Shares upon repurchase by the Company pursuant to the Repurchase Option, the Purchaser shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the "Escrow Holder") the share certificates representing the Unreleased Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A-2. The Unreleased Shares and stock assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached hereto as Exhibit A-3, until such time as the Company's Repurchase Option expires. As a further condition to the Company's obligations under this Agreement, the Company may require the spouse of Purchaser, if any, to execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A-4.

b. The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unreleased Shares in escrow while acting in good faith and in the exercise of its judgment.

c. If the Company or any assignee exercises the Repurchase Option hereunder, the Escrow Holder, upon receipt of written notice of such exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

d. When the Repurchase Option has been exercised or expires unexercised or a portion of the Shares has been released from the Repurchase Option, upon request the Escrow Holder shall promptly cause a new certificate to be issued for the released Shares and shall deliver the certificate to the Company or the Purchaser, as the case may be.

e. Subject to the terms hereof, the Purchaser shall have all the rights of a shareholder with respect to the Shares while they are held in escrow, including without limitation, the right to vote the Shares and to receive any cash dividends declared thereon. If, from time to time during the term of the Repurchase Option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of the Purchaser's ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Shares" for purposes of this Agreement and the Repurchase Option.

7. Legends. The share certificate evidencing the Shares, if any, issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

8. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

9. Tax Consequences. The Purchaser has reviewed with the Purchaser's own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Purchaser understands that the Purchaser (and not the Company) shall be responsible for the Purchaser's own tax liability that may arise as a result of the transactions contemplated by this Agreement. The Purchaser understands that
Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the purchase price for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" includes the right of the Company to buy back the Shares pursuant to the Repurchase Option. The Purchaser understands that the Purchaser may elect to be taxed at the time the Shares are purchased rather than when and as the Repurchase Option expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of purchase. The form for making this election is attached as Exhibit A-5 hereto.

THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER'S BEHALF.

10.  General Provisions.

a. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules of Arizona. This Agreement, subject to the terms and conditions of the Plan and the Notice of Grant, represents the entire agree-ment between the parties with respect to the purchase of the Shares by the Purchaser. Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

b. Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

Any notice to the Escrow Holder shall be sent to the Company's address with a copy to the other party hereto.

c. The rights of the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

d. Either party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of any such provision, nor prevent that party from thereafter enforcing any other provision of this Agreement. The rights granted both parties hereunder are cumulative and shall not constitute a waiver of either party's right to assert any other legal remedy available to it.

e. The Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

f.  PURCHASER ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
SECTION 4 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH PURCHASER'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE PURCHASER'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By Purchaser's signature below, Purchaser represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Purchaser has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Purchaser agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. Purchaser further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant.

DATED:  _____________________

PURCHASER:                                 COMPURAD, INC.

______________________________             __________________________________
Signature                                  By

______________________________             __________________________________
Print Name                                 Title



                                 EXHIBIT A-2

                   ASSIGNMENT SEPARATE FROM CERTIFICATE



FOR VALUE RECEIVED I, __________________________, hereby sell, assign and transfer unto
 _____________________________________________________________________________
___

___________________________________(__________) shares of the Common Stock of
CompuRAD, Inc. standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint _____________________________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement (the "Agreement") between________________________ and the undersigned dated ______________, 19__.


Dated: _______________, 19



Signature:____________________________






INSTRUCTIONS:  Please do not fill in any blanks other than the signature line.
 The purpose of this assignment is to enable the Company to exercise the Repurchase Option, as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.


                               EXHIBIT A-3

                        JOINT ESCROW INSTRUCTIONS


                                           ________________________, 19 ___

Corporate Secretary
CompuRAD, Inc.
1200 N. El Dorado Place
C-300
Tucson,  AZ 85715

Dear ___________________:

As Escrow Agent for both CompuRAD, Inc., a Delaware corporation (the "Company"), and the undersigned purchaser of stock of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement ("Agreement") between the Company and the undersigned, in accordance with the following instructions:

1. In the event the Company and/or any assignee of the Company (referred to collectively as the "Company") exercises the Company's Repurchase Option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company's Repurchase Option.

3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a shareholder of the Company while the stock is held by you.

4. Upon written request of the Purchaser, but no more than once per calendar year, unless the Company's Repurchase Option has been exercised, you shall deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company's Repurchase Option. Within 90 days after Purchaser ceases to be a Service Provider, you shall deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's Repurchase Option.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.
 In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under the statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.


            COMPANY:                COMPURAD, INC.
                                    1200 N. El Dorado Place
                                    C-300
                                    Tucson,  AZ 85715

            PURCHASER:               ________________________________________

                                     ________________________________________

                                     _________________________________________


            ESCROW AGENT:           Corporate Secretary
                                    CompuRAD, Inc.
                                    1200 N. El Dorado Place
                                    C-300
                                    Tucson,  AZ 85715

16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18. These Joint Escrow Instructions shall be governed by, and construed and enforced in accordance with, the internal substantive laws, but not the choice of law rules, of Arizona.

                                           Very truly yours,

                                           COMPURAD, INC.


                                           __________________________________
                                           By

                                           __________________________________
                                           Title

                                           PURCHASER:

                                           __________________________________
                                           Signature

                                           __________________________________
                                           Print Name


ESCROW AGENT:


_____________________________________
Corporate Secretary


                                 EXHIBIT A-4

                               CONSENT OF SPOUSE


I, ____________________, spouse of ___________________, have read and approve the foregoing Restricted Stock Purchase Agreement (the "Agreement"). In consideration of the Company's grant to my spouse of the right to purchase shares of CompuRAD, Inc., as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________, 19 ___



                                           ___________________________________
                                           Signature of Spouse





                                 EXHIBIT A-5
                         ELECTION UNDER SECTION 83(b)
                      OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with his or her receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME:                TAXPAYER:                   SPOUSE:

ADDRESS:

IDENTIFICATION NO.:  TAXPAYER:                   SPOUSE:

TAXABLE YEAR:

2.  The property with respect to which the election is made is described as
follows:             shares (the "Shares") of the Common Stock of CompuRAD,
Inc. (the "Company").

3.  The date on which the property was transferred is: _________, 19__.

4.  The property is subject to the following restrictions:

The Shares may be repurchased by the Company, or its assignee, upon certain events. This right lapses with regard to a portion of the Shares based on the continued performance of services by the taxpayer over time.

5. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:
                 $_______________.

6.  The amount (if any) paid for such property is:

                 $_______________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

THE UNDERSIGNED UNDERSTANDS THAT THE FOREGOING ELECTION MAY NOT BE REVOKED EXCEPT WITH THE CONSENT OF THE COMMISSIONER.

Dated:    ___________________, 19____
          _________________________________________________
          Taxpayer


The undersigned spouse of taxpayer joins in this election.

Dated:    ___________________, 19____
          _________________________________________________
          Spouse of Taxpayer








                                 EXHIBIT 99.2

                                 COMPURAD, INC.
                               STOCK OPTION PLAN,
                      FORM OF NOTICE OF STOCK OPTION GRANT


                                 COMPUMED, INC.

                               STOCK OPTION PLAN


COMPUMED, INC., an Arizona corporation (the "Company") for the benefit of certain of its key employees, and as an additional incentive to further the goals and objectives of the Company hereby established the CompuMed, Inc. Stock Option Plan, a nonstatutory stock option plan, under the following terms and conditions:

1.  Effective Date.

The effective date of the CompuMed, Inc. Stock Option Plan (the "Plan") is October __, 1994.

2.  Purpose.

The purpose of this Plan is to promote the interests of the Company by affording an incentive to certain officers and key employees to remain in the Company's employ and to use their best efforts on its behalf; and to further assist the Company in attracting, maintaining and developing capable personnel in order to insure the Company's continued profitability, by means of providing such officers and key employees an opportunity to acquire a proprietary interest in the Company through stock options granted pursuant to the terms of this Plan.

3.  Eligible Employees.

Stock options may be granted under this Plan from time to time to the Company's officers, key employees or other persons affiliated with the Company, in connection with services rendered by such persons to the Company, as determined by the Board of Directors. An officer, key employee or other individual who is granted an option under this Plan is not precluded from later being granted additional options hereunder if the Board of Directors shall so determine. Notwithstanding the foregoing, unless amended by the Board of Directors, grants of options hereunder which occur after October 31, 1994 shall be subject to the following general allocation provisions.

a.  Management Department.

One third (1/3) of all options granted hereunder shall be granted to individuals within the Management Department.

b.  Sales Department.

One third (1/3) of all options granted hereunder shall be granted to individuals within the Sales Department.

c.  Engineering Department.

One third (1/3) of all options granted hereunder shall be granted to individuals within the Engineering Department.

The foregoing shall not be deemed to impose restrictions upon the allocation of options granted hereunder within the above described departments, which shall be established in accordance with resolutions adopted by the Board of Directors, and set forth in the applicable Stock Option Agreements.

4.  Administration.

The Plan shall be administered by the Board of Directors of the Company. The Board of Directors may grant options only with the consent of a majority Of its members. The Board of Directors shall have full and final authority in exercising its discretion, subject to the applicable provisions of the Plan, to determine the individuals to whom, and the time or times at which the options shall be granted. The Board of Directors shall also determine the number of shares and the purchase price for shares covered by each option.
The Board of Directors is further empowered to construe and interpret the Plan, to determine the terms and provisions Of the option agreements (which agreements may vary in their terms), including, without limitation, terms covering the payment of the option price. The Board of Directors is further authorized to make all other determinations and to take all other actions that it deems necessary, advisable, or proper for the administration of the Plan. All such determinations and actions taken by the Board of Directors shall be conclusively binding for all purposes of the Plan.

5.  Indemnification.

The Company shall indemnify and hold harmless each person who is or has been a member of the Board of Directors, against and from any and all loss, expense, liability, or costs (including reasonable attorney's fees) that may be imposed upon or reasonably incurred by him in connect/on with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan; and against and from any and all amounts paid by him in settlement thereof with the Company's approval, or paid by him in satisfaction of a final judgment against him in any such action, suit, or proceeding, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The right of indemnification herein set forth shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's articles of incorporation or code of regulations, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or hold him harmless. It is the Company's intention that all expenses incurred in connection with the administration of the Plan shall be born by the Company rather than by the Board of Directors.

6.  Stock Subject to Options.

The Board of Directors shall reserve for the purposes of the Plan a total of Five Hundred Thousand (500,000) shares of no par value common stock of the Company(the "Common Stock"). Such shares of Common Stock may be derived in whole or in part, as the Board of Directors may determine, from authorized and unissued shares or previously issued shares of Common Stock which the Company may have reacquired. If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject hereto shall again be available for the purposes of this Plan. The number of shares of Common Stock reserved for the Plan may be adjusted in accordance with the provisions of Section 8 below.

7.  Option Terms.

All options granted hereunder shall be evidenced by a Stock Option Agreement entered into by the recipient of the stock option and a duly authorized officer of the Company designated by the Board of Directors. The Stock Option Agreement shall contain such terms and be in such form as the Board of Directors may determine from time to time, subject to the following limitations and conditions:

a.  Option Price.

The option price per share with respect to each option granted hereunder shall be the net book value of a share of the Company's Common Stock on the date the option is granted. Such net book value shall be the net book value thereof as of the last day of the month prior to the date of grant as determined in accordance with generally accepted accounting principles consistently applied; provided that deferred compensation shall not be considered as a corporate liability when calculating net book value for purposes of this Section 7.1.

b.  Time of Exercise.

Each option granted hereunder shall be exercisable from time to time over a period commencing upon the date on which the option is granted and ending on the expiration or termination of the option period as such terms are set forth in the Stock Option Agreement which, in any event, shall not extend beyond fifteen (15) years following the date of grant. The Board of Directors may, by provisions of any Stock Option Agreement, limit the number of shares which may be purchased thereunder in any period or periods of time during which the option is exercisable, and/or utilize vesting schedules consistent with the general provisions hereof.

c.  Manner of Exercise.

Options granted hereunder may be exercised by written notice directed to the Board of Directors at the Company's principal place of business, accompanied by a check in payment of the option price for the number of shares specified in the notice. The Company shall deliver the certificates representing the shares of Common Stock acquired pursuant to the exercise of the option, within fifteen (15) business days after its receipt of the aforesaid notice and check. Notwithstanding the foregoing, if any federal or state securities law or regulation requires the Company to take any action with respect to the shares of Common Stool< specified in such notice before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to take such action.

8.  Antidilution.

In the event that the outstanding shares of Common Stock are subject to a stock split or changed into or exchanged for a different number or kind of shares or other securities of the Company, or of any other corporation, by reason of merger, consolidation, or other reorganization, recapitalization, reclassification, combination of shares, stock split, or stock dividend, then
(i) the total number of shares of Common Stock subject to this Plan shall be appropriately adjusted; (ii) the rights of officers and key employees who have been granted options hereunder shall be appropriately adjusted as to the number of shares of Common Stock subject to the option and/or as to the option price; and (iii) if the Company is involved in a dissolution, liquidation, merger, or combination in which it is not a surviving corporation, then each outstanding option granted hereunder shall terminate thirty (30) days after the effective date of such dissolution, liquidation, merger, or combination. Within said thirty (30) day period, the optionee may exercise his option in whole or in part, to the extent that it shall not have been previously exercised.

The Board of Directors shall make the foregoing adjustments in such manner so as to preserve the benefits afforded to officers and key employees under this Plan. In making such adjustments, the Board of Directors may provide for the elimination of fractional shares of Common Stock.

9.  Nontransferable.

Each option granted hereunder shall, by its terms, be nontransferable by the optionee, except pursuant to an optionee's last will or by the laws of intestate succession, and except for transfers approved in advance by formal resolution of the Board of Directors of the Company. Each option granted hereunder shall be exercisable during the optionee's lifetime only by such optionee, his approved assignee or legal representative.

10. No Guarantee of Employment.

Nothing herein or in any option granted pursuant hereto confers or shall confer on any individual any right to continue in the employment of the Company, nor shall this Plan be deemed to limit or interfere with the Company's right to terminate the employment or contractual relationship of any person any time.

11.  Miscellaneous.

a.  Governing Law.

This Plan shall be governed by and construed in accordance with the laws of the State of Arizona, and any action involving this Plan shall be brought and maintained in a court of competent jurisdiction in Pima County, Arizona.

b.  Amendment and Termination.

The Board of Directors may amend, alter, or terminate this Plan, except that no amendment or alteration shall be made which would impair the rights of any optionee under any option granted pursuant hereto without the consent of such optionee. Notwithstanding the foregoing, the following amendments or alterations of the Plan shall require the approval of a majority of the Company's shareholders:

     i.    Any increase in the number of shares reserved for the 	purposes of
the Plan, except for an increase in accordance with the provisions of Section
8 hereof;

     ii. Any increase or decrease in the option price beyond the parameters set forth in Subsection 7.1 hereof;

     iii. Any change in the class of employees and officers eligible to in the Plan as provided in 3.2.3 hereof;

     iv.   Any extension of the option period beyond fifteen (15) years; or

     v.    Any material increase in the benefit provided hereunder.

c.  Government Regulations.

This Plan, the granting and exercise of option hereunder, and the Company's obligations to sell and deliver shares under such options, shall be subject to all applicable laws, rules, and regulations, and to such approvals as may be required by any governmental agencies, including state and federal securities agencies and national securities exchanges.

d.  Number; Gender.

Whenever used herein, nouns in the similar shall included the plural, and the masculine pronoun shall include the feline gender.

e.  Captions.

The captions herein have been inserted only for the purposes of convenience. Such captions are not a part of this Plan and shall not be deemed in any manner to modify, explain, enlarge, or restrict any of the provisions hereof.

f.  Successors and Assigns.

This Plan shall be binding upon the successors and assigns of the Company.

                                              SIGNATURE EVIDENCING
                                              ADOPTION BY THE BOARD OF
                                              DIRECTORS AND
                                              SHAREHOLDERS OF COMPUMED,
                                              INC.



                                              By:________________________
                                              Its:  Secretary


                                 EXHIBIT "B"

                              To CompuMed, Inc.

                                 Stock Option





The vesting schedule for the options granted herein will be determined at a meeting of the Board of Directors to be held next month (December, 1995).



                                                   ___________________________
                                                   Kevin J. Donovan, Treasurer



                                CompuMed, Inc.

                            Stock Option Agreement

This Stock Option Agreement is granted to ____________________ ("Optionee") pursuant to the CompuMed, Inc. Stock Option Plan (the "Plan"), adopted by the Board of Directors and Shareholders of CompuMed, Inc. (the "Company") effective October 27, 1994.

Whereas, the Company has adopted the CompuMed, Inc. Stock Option Plan, Optionee is a member of the Company's Management and Engineering Departments.
 The Company considers it beneficial for both parties to grant Optionee an option on the common stock of the Company pursuant to the Plan, as an inducement to encourage Optionee's continuing productive and efficient affiliation with the Company.

Section 1.  Frank of Option.

The Company hereby grants to Optionee the right, privilege and option to purchase _______ shares of its no par common stock at a price of one dollar ($1) per share.

Section 2.  Terms of Option.

The option shall be governed by and exercisable only in accordance with the terms of the Plan (a copy of which is attached hereto as Exhibit "A") and shall additionally be subject to vesting in accordance with the vesting schedule set forth on Exhibit "B" hereto. The provisions of Exhibits "A" and "B" are fully incorporated herein by this reference.


                                                          CompuMed, Inc.



By:__________________


Its:_________________


Date:________________



                                                           Optionee:

                                                          ____________________


                                 EXHIBIT 99.3

                         PROSPECTUS FOR OPTIONS GRANTED
                          UNDER THE COMPURAD, INC. 1996
                   STOCK PLAN ASSUMED BY LUMISYS INCORPORATED


             THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
                 SECURITIES THAT HAVE BEEN REGISTERED UNDER THE
                              SECURITIES ACT OF 1933.

                  The date of this document is November 25, 1997


                          ________________________________

                        PROSPECTUS FOR OPTIONS GRANTED UNDER THE
                            COMPURAD, INC. 1996 STOCK PLAN
                            ASSUMED BY LUMISYS INCORPORATED
                          ________________________________


To Our Optionees:

As a result of the merger on November 25, 1997 of an affiliate of Lumisys Incorporated ("Lumisys") with and into CompuRAD, Inc. ("CompuRAD"), CompuRAD became a wholly owned subsidiary of Lumisys (the "Merger"). As part of the Merger, options originally granted to you by CompuRAD under the 1996 Stock Plan (the "Plan") have been assumed by Lumisys. We are pleased with this opportunity to provide you with information regarding the option granted to you by CompuRAD (the "CompuRAD Options") under the Plan. We believe that your CompuRAD Option is an important part of the benefits provided to you and hope you will take the time to review this information carefully.

Each CompuRAD Option assumed by Lumisys has been converted into an option to purchase that number of shares of Lumisys common stock determined by multiplying the number of shares of CompuRAD common stock for which you hold CompuRAD Options by 0.928 and rounding down to the nearest whole number (with cash, less the applicable exercise price, being payable for any fraction of a share). The exercise price per share will be equal to the exercise price of the CompuRAD Options divided by 0.928 rounded up to the nearest cent. The other terms of each CompuRAD Option, including tax status and vesting, will remain unchanged.

We have divided our discussion of the Plan into three parts. The first part of this document describes the terms of the Plan, which provides for the grant of incentive stock options (tax advantaged options) and nonstatutory stock options (options which do not have tax advantages). The second and third parts of this document describe the tax consequences relating to your CompuRAD Option.

The following information and attached materials may not answer all the questions you have about the Plan or about Lumisys' assumption of the CompuRAD Options and are not intended to go into every detail. The Vice President, Finance of Lumisys at (408) 733-6565 will be happy to answer further questions. A copy of the Plan and an exercise form are attached at the end of this package. If you wish to exercise your CompuRAD Option, you will need to complete the exercise form. You may always obtain copies of the exercise form from Lumisys.

                               INFORMATION ABOUT LUMISYS

An important part of your CompuRAD Option is understanding Lumisys, its operations and its financial condition. You can keep yourself informed about Lumisys by reviewing reports and other documents which Lumisys prepares for stockholders and the general public and which will be provided to you (as discussed below). If you become a stockholder of Lumisys, you will be entitled to attend stockholder meetings and to vote in the election of directors and on other matters brought before the stockholders.

If you have not already received a copy of Lumisys's current annual report as a stockholder of Lumisys, this information should be delivered to you with these materials. Whether or not you have already received this information, you may always request a copy from Lumisys.

In addition,the United States federal securities laws require Lumisys to provide information about its business and financial status in annual reports commonly known as "10-Ks" and quarterly reports commonly known as "10-Qs." These reports are filed with the Securities and Exchange Commission (the "Commission"). In addition, if certain important corporate events occur during the year, Lumisys may file reports commonly known as "8-Ks." Lumisys also prepares and files with the Commission a proxy statement in connection with its annual meeting of stockholders. The proxy statement provides further information about Lumisys and its officers, directors and major stockholders.
 From time to time Lumisys may also file other documents with the Commission as required by Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

All of these documents constitute part of the information required by the securities laws to be provided or made available to you in connection with your CompuRAD Option; that is, these documents are incorporated by reference into these materials, which constitute the prospectus for the Plan. For a copy of these documents, all of which are available without charge and upon written or oral request, please contact Dean MacIntosh, Vice President, Finance, of Lumisys.


                               *   *   *   *

                               QUESTION INDEX

Question                                                            Page


1.   Who determined whether I received an option and the terms
     of my option and how many shares of common stock it covered?      9

2.   What is the difference between an incentive stock option and a
     nonstatutory stock option?                                       10

3.   How was the exercise price of my CompuRAD Option determined?	    11

4.   When can I exercise my CompuRAD Option?                          11

5.   How do I exercise my CompuRAD Option?                            11

6.   Do I have to pay the exercise price with cash?                   11

7.   I have heard about cashless exercise programs through brokers.
     How do these work?                                               12

8.   Will I continue to receive options under the Plan as long as
     I continue providing services to Lumisys?                        12

9.   Can the terms of my CompuRAD Option be changed?                  13

10.  What happens if I leave Lumisys?                                 13

11.  What if I leave Lumisys because of disability?                   13

12.  What are the rights of my heirs upon my death?                   13

13.  Can a relative or friend exercise my CompuRAD Option?            14

14.  Can I sell the stock I receive from exercising my CompuRAD
     Option right away?                                               14

15.  If I am aware of important non-public information, can I sell my stock before this news is disclosed to the public?  For example, if I know Lumisys is having significant problems or that Lumisys is about to acquire a competitor, can I sell my
     stock before Lumisys puts out a press release?                   14

16.  Do I pay a commission when I exercise my CompuRAD Option or
     sell the stock?                                                  15

17.  How can I make a gift of the stock I receive upon exercising
     my CompuRAD Option?                                              15

18.  Does Lumisys pay dividends on its common stock?                  15

19.  Does the Plan have any of the same benefits as a qualified retirement plan (including a 401(k) plan) and will my
     participation in the Plan affect my participation in a 401(k)
     plan?                                                            15

20.  Do special rules apply to me if I am or become an insider
     of Lumisys?                                                      15

21.  Do I have to pay tax when I receive or exercise a
     nonstatutory stock option?                                       18

22.  Will Lumisys withhold the amount of taxes due on exercise
     of my nonstatutory stock option?                                 18

23.  How much tax do I pay when I sell stock received pursuant to
     the exercise of a nonstatutory stock option?                     18

24.  What is the difference between ordinary income and capital gains and losses for United States federal income tax purposes?  19

25.  Do I have to pay tax when I receive or exercise an incentive
     stock option?                                                    19

26.  How is my profit taxed when I do dispose of the stock
     received on exercise of an incentive stock option?  What if
     I lose money?                                                    19

27.  Is there any withholding on the exercise of my incentive
     stock option or the sale of the stock acquired on exercise?      20

28.  Do I have to complete any Lumisys forms after I sell my stock?  21

29.  What are the tax consequences if I use shares I already own to
     pay the exercise price of my nonstatutory stock option?          21

30.  What are the tax consequences if I use shares I already own to
     pay the exercise price of an incentive stock option?             21

31.  What are the tax consequences of my exercise of an incentive
     stock option if I am subject to the alternative minimum tax?     22

32.  Are there any special tax rules which apply to me if Lumisys has the right to repurchase my stock after I exercise my
     CompuRAD Option or if I am subject to Section 16?                23

33.  What happens if the vesting of my CompuRAD Option accelerates
     upon a change of control?                                        24





                                 Part I

                           Terms of the Plan


Part I provides general information about the Plan. Parts II and III describe the various tax consequences to you of your participation in the Plan. The following table should help you locate particular questions you may have with regard to participation in the Plan. A similar table regarding tax questions you may have is found in Part II.

                                                   Relevant
Type of Information                          Questions and Answers

For information regarding participation
         in the Plan                                1, 8, 9

For information regarding the terms
         of options                                 1, 2, 3

For information regarding the exercise
         of options                             4, 5, 6, 7, 12, 13

For information regarding the status
         of options if your service
         is terminated                              10, 11, 12

For information regarding the disposition
         (e.g. sale) of stock received upon
         exercise of options                       14, 15, 16, 17

For general information regarding the Plan
         and "insider" rules                         18, 19, 20


1. WHO DETERMINED WHETHER I RECEIVED AN OPTION AND THE TERMS OF MY OPTION AND HOW MANY SHARES OF COMMON STOCK IT COVERED?

The decision to grant an option to any particular individual was made by the CompuRAD Board of Directors (the "CompuRAD Board") or by a committee of the CompuRAD Board generally after review of input from management. The Plan provided for the grant of options to employees, directors and consultants covering an aggregate of 400,000 shares of CompuRAD's common stock. When the CompuRAD Board (or committee) granted your CompuRAD Option, it had the discretion to determine the terms of the option, including the number of shares the option covered. However, you could not receive options covering more than 200,000 shares in any fiscal year of CompuRAD. In addition, as discussed in Question 2, tax restrictions applied on the number of incentive stock options that could be granted to you under certain circumstances.

The Lumisys Board of Directors (the "Lumisys Board") now administers the CompuRAD Options and has the power to interpret them. Information about the current members of the Lumisys Board is provided in Lumisys' proxy statement for its last annual meeting. You may obtain additional information about the administration of the CompuRAD Options by contacting the Vice President, Finance of Lumisys.

When administration of the CompuRAD Options is delegated to a committee, the Lumisys Board retains the right to revert authority to construe and interpret the options back to itself. References to the Lumisys Board in this document should be construed as references to the committee, as applicable.

2. WHAT IS THE DIFFERENCE BETWEEN AN INCENTIVE STOCK OPTION AND A NONSTATUTORY STOCK OPTION?

If you were not an employee, your CompuRAD Option had to be a nonstatutory stock option. If you were an employee, then at the time the CompuRAD Board granted you your option, the CompuRAD Board determined whether the option was an incentive stock option or nonstatutory stock option. This determination generally was based on the CompuRAD Board's understanding of the relative tax benefits to you and CompuRAD in granting incentive stock options versus nonstatutory stock options. In general, potentially favorable tax treatment is provided to the holders of stock options that qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"). Upon the exercise of an incentive stock option, an optionee is typically not subject to tax except for the possible imposition of alternative minimum tax.
 (See Question 31.) Upon the exercise of a nonstatutory stock option, however, an optionee generally is taxed based on the difference between the exercise price of the option and the fair market value of the stock on the date of exercise. (See Question 21.) The deferral of the recognition of tax until the time of sale of the stock, as well as the possible treatment of the "spread" as capital gain, are the principal advantages of incentive stock options. However, incentive stock options have certain limitations on their exercise price, terms, transferability and duration.

In addition, the tax laws restricted the CompuRAD Board's ability to grant incentive stock options under certain circumstances. For example, if the aggregate value of the shares under all incentive stock options you hold that were granted after 1986 and that became exercisable for the first time during any calendar year was greater than $100,000, then that number of those shares with a value over $100,000 had to be treated as nonstatutory stock options not having the tax advantages of incentive stock options. (However, to avoid this result, your incentive stock option may provide that, in the event the $100,000 limit would be exceeded, exercisability of the amount over $100,000 will delayed until the next calendar year.)

The rules governing the tax effects of incentive stock options and nonstatutory stock options are complex, and you should carefully read the tax information provided in Part II.

3.  HOW WAS THE EXERCISE PRICE OF MY COMPURAD OPTION DETERMINED?

The Code required that the exercise price of an incentive stock option be at least 100% of the fair market value of CompuRAD's common stock on the date an option was granted (the "grant date"). The Plan provided that the CompuRAD Board could set the exercise price for a nonstatutory stock option at any price unless the option was intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, in which case the exercise price could not less than the fair market value of CompuRAD's common stock on the date of grant. The exercise price for each share of Lumisys common stock now covered by your CompuRAD Option, as assumed by Lumisys, is the exercise price per share of CompuRAD stock under the option immediately before the Merger divided by 0.928, rounded up to the nearest cent. Special rules applied to the exercise price of stock options granted to anyone who owned 10% or more of the voting power of CompuRAD or its affiliates. You should speak with the Vice President, Finance of Lumisys if you believe these rules might apply to you.

4.  WHEN CAN I EXERCISE MY COMPURAD OPTION?

When the CompuRAD Board granted your CompuRAD Option, it also determined certain terms of the option, including the date or dates after which the option may be exercised. You should check your option agreement to determine the date(s) on which your shares become exercisable, or "vest." (However, your option may provide that you can exercise your option as to unvested shares subject to Lumisys's right to repurchase "unvested" shares.) CompuRAD Options may have a term of 10 years, so you must exercise your option before it expires at the end of the 10-year period. For example, if your option was granted on February 1, 1997 and has a full 10-year term, it must be exercised before February 1, 2007. The terms of exercise of options are not required to be the same for every optionee. (For example, each option may have a different vesting period or may tie acceleration of vesting to the achievement of certain performance goals.) Please review your option grant carefully to be sure that you understand its specific terms and conditions.

5.  HOW DO I EXERCISE MY COMPURAD OPTION?

You exercise your CompuRAD Option by completing an option exercise form and delivering the form, together with payment of the exercise price (see Question 6 below), to the Vice President, Finance of Lumisys. You can obtain option exercise forms from the Vice President, Finance.

6.  DO I HAVE TO PAY THE EXERCISE PRICE WITH CASH?

You may always pay the exercise price with cash. However, your CompuRAD Option may provide that the exercise price also may be paid with other consideration (for example, by delivery to Lumisys of other unencumbered common stock of Lumisys you already own with a value equal to the aggregate option exercise price or according to a deferred payment or other arrangement). You should review the terms of your option which describes specifically the manner in which the exercise price may by paid. You may be able to do a cashless exercise through a broker. See Question 7.

7. I HAVE HEARD ABOUT CASHLESS EXERCISE PROGRAMS THROUGH BROKERS. HOW DO THESE WORK?

Cashless exercise programs involve the delivery to a broker of a copy of your signed and completed option exercise form and your irrevocable instructions to Lumisys to deliver stock to be received upon exercise of the option to the broker rather than to you. Under U.S. Treasury Regulation T, the broker can then deliver cash to Lumisys in payment of the exercise price and, in some cases, withholding taxes. Lumisys then delivers the stock certificate to the broker. After the stock is delivered to the broker, the stock can be maintained as margin stock in an account designated by you, or it can be sold pursuant to your instructions. However, Lumisys will not participate in any Regulation T program which would cause stock certificates to be delivered to the broker before Lumisys has received payment for the exercise price or an irrevocable guarantee of payment from the sales proceeds. You should contact the Vice President, Finance of Lumisys for information regarding the cashless exercise program. If you are an "insider" when you exercise your CompuRAD Option, you should ensure that your cashless exercises are properly structured in order to avoid any violation of the prohibition against short sales by insiders found in Section 16(c) of the Exchange Act. In general, "insiders" are officers, directors, and 10% stockholders of a publicly-traded company or an executive officer of a significant subsidiary of such a company.

8. WILL I CONTINUE TO RECEIVE OPTIONS UNDER THE PLAN AS LONG AS I CONTINUE PROVIDING SERVICES TO LUMISYS?

No, the Lumisys Board cannot grant any additional options under the Plan. (Nevertheless, your CompuRAD Option will continue in effect and will be governed by the provisions of the Plan and the stock option agreement documenting your option.) However, you may be eligible to receive an option under a Lumisys stock option plan. Whether or not you receive options will depend on many factors, such as your performance, Lumisys's overall performance, the Lumisys Board's then current policy and the number of shares remaining in the Lumisys stock option plan. You should note that Lumisys' assumption of your option does not alter any right to terminate your employment at any time and for any reason, with or without cause, or your service as a consultant according to the terms of your consultant agreement.

9.  CAN THE TERMS OF MY COMPURAD OPTION BE CHANGED?

The Lumisys Board decides whether to change the terms of the CompuRAD Options but your option will not be adversely affected without your consent. Usually options are amended to take into account changes in the tax or securities laws. These changes may be presented to the stockholders of Lumisys for approval at Lumisys's annual meeting if tax, securities or other laws require approval of the changes.

If certain changes occur to Lumisys's capitalization, e.g., a stock split or stock dividend of its common stock, the Lumisys Board will appropriately adjust the exercise price and number of shares subject to your option. If Lumisys merges with another company or undergoes certain other types of capital reorganizations (a "change in control"), then either the surviving corporation will assume your option (or substitute a similar option for your option) or the time during which your option may be exercised will be accelerated. However, if exercisability and vesting are accelerated, your option will terminate if not exercised prior to such event.

10. WHAT HAPPENS IF I LEAVE LUMISYS?

Whether you leave Lumisys (or an affiliate) voluntarily or your service is terminated, your right to exercise any vested portion of your CompuRAD Option generally will terminate three months after your last day of service with Lumisys. However, the terms of your option may provide that it will terminate sooner than three months after termination of your service or that it may be exercised more than three months after such termination. (If the option is an incentive stock option, it generally must be exercised within three months of the termination date or it will become a nonstatutory stock option.) You should check your option agreement. Usually, you will not be able to exercise any unvested portion of your option once you have left your employment or terminated your engagement as a consultant.

11. WHAT IF I LEAVE LUMISYS BECAUSE OF DISABILITY?

If your service is terminated because of your disability, you should review the terms of your CompuRAD Option. Generally, the option will terminate 12 months after your last day of service with Lumisys as determined between you and Lumisys. Disability, for these purposes, has a specific meaning found in the Code. You should contact the Vice President, Finance of Lumisys if you have any questions regarding what constitutes a disability.

12. WHAT ARE THE RIGHTS OF MY HEIRS UPON MY DEATH?

Your estate or persons having rights to your CompuRAD Option by will or by the laws of descent and distribution will have the right to exercise your option as to any vested portion of your option if you were still in service at the time of death or, if so provided in your option, you died within three months after your service was terminated for any reason. Your option will specify the date by which the option must be exercised, which usually will be 12 months after your death.

13. CAN A RELATIVE OR FRIEND EXERCISE MY COMPURAD OPTION?

No, unless you have a nonstatutory stock option which provides otherwise, generally only you may exercise your CompuRAD Option during your lifetime. You may not transfer your option during your lifetime, but you may be able to provide for the transfer of the option upon your death in your will. Under certain circumstances, a nonstatutory stock option may be transferred to your former spouse pursuant to a domestic relations order.

14. CAN I SELL THE STOCK I RECEIVE FROM EXERCISING MY COMPURAD OPTION RIGHT
AWAY?

Generally, yes. The stock you receive upon exercise of your CompuRAD Option is freely tradeable in most cases and will not bear any restrictive legends unless you are an insider of Lumisys. See Question 20 if you are an insider of Lumisys. If you exercise an incentive stock option, an immediate sale will have certain tax consequences of which you should be aware. See Question 26. If the terms of the option permit you to exercise your option before it is vested, you may not sell shares of stock which Lumisys still has the right to repurchase.

15. IF I AM AWARE OF IMPORTANT NON-PUBLIC INFORMATION, CAN I SELL MY STOCK BEFORE THIS NEWS IS DISCLOSED TO THE PUBLIC? FOR EXAMPLE, IF I KNOW LUMISYS IS HAVING SIGNIFICANT PROBLEMS OR THAT LUMISYS IS ABOUT TO ACQUIRE A COMPETITOR, CAN I SELL MY STOCK BEFORE LUMISYS PUTS OUT A PRESS RELEASE?

No. If you are aware of important inside information, you must not sell shares of Lumisys's stock, whether received upon exercise of an option or otherwise, before dissemination of the information to the public. Basically, "inside information" is information that is both very important (material) and non-public (not disclosed through press releases, newspaper articles or otherwise to the public which buys and sells securities). Whether information is material will depend on the specific circumstances. A general test is whether dissemination of the information to the public would be likely to affect the market price of Lumisys's stock or would be likely to be considered important by people who are considering whether to buy or sell Lumisys's stock. Certainly if the information makes you want to buy or sell, it would probably have the same effect on others. Material information may include projections, estimates or proposals.

If you are contemplating selling your stock and think you might have "inside information," you must discuss your possible sale with the Chief Financial Officer of Lumisys. If, after this discussion, it is determined that the information is in fact inside information, you must wait to sell your stock until after the information has been made public.

16. DO I PAY A COMMISSION WHEN I EXERCISE MY COMPURAD OPTION OR SELL THE
STOCK?

You pay no commission on the exercise of your CompuRAD Option. Generally, to sell your stock you must take the stock certificate to a stock broker, who can arrange for its sale. You can expect to be charged a commission if you use a stock broker. Lumisys will not buy from you, sell on your behalf or assist you in selling stock which you have purchased under the Plan. Insiders are subject to restrictions on the sale of their stock. See Question 20.

17. HOW CAN I MAKE A GIFT OF THE STOCK I RECEIVE UPON EXERCISING MY COMPURAD OPTION?

You may make a gift of stock by delivering the stock certificate, with the transfer block on the back filled in and signed with the signature guaranteed by a bank or stock broker (or by delivering the stock certificate together with an "assignment separate from certificate" filled in, signed and the signature similarly guaranteed) to the recipient of the gift. The recipient may then send the certificate and associated paperwork to Lumisys' transfer agent to have the stock certificate transferred to the recipient's name. The Vice President, Finance of Lumisys can provide you with the address of the transfer agent. If you have a brokerage account, your broker will generally be willing to take care of the mechanics of transfer. Please note that a gift of stock acquired upon exercise of an incentive stock option may result in a "disqualifying disposition" for tax purposes. See Question 26.

18. DOES LUMISYS PAY DIVIDENDS ON ITS COMMON STOCK?

Lumisys currently is not paying dividends on its common stock and presently intends to continue this policy in order to retain earnings for use in its business.

19. DOES THE PLAN HAVE ANY OF THE SAME BENEFITS AS A QUALIFIED RETIREMENT PLAN (INCLUDING A 401(K) PLAN) AND WILL MY PARTICIPATION IN THE PLAN AFFECT MY PARTICIPATION IN A 401(K) PLAN?

The Plan is not a qualified retirement plan and, therefore, does not have the same tax deferral benefits, nor is the Plan subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). Your participation in the Plan does not affect your ability to participate in any 401(k) plan of Lumisys.

20. DO SPECIAL RULES APPLY TO ME IF I AM OR BECOME AN INSIDER OF LUMISYS?

Yes. If you are or become an insider, you should be aware of tax and securities laws which apply to grants of options to you and to your transactions in stock received upon the exercise of options. You must comply with Lumisys's policy permitting insiders to sell shares only during certain "window" periods, and you are subject to special rules regarding the sale of Lumisys's stock, such as the limitations on the amount you can sell found in Rule 144 and the restrictions on timing of purchases and sales found in
Section 16 of the Exchange Act. If you need information about how Section 16 or Rule 144 operates, you should contact Lumisys. You must check with the Vice President, Finance of Lumisys before selling any shares.


                                 Part II

                 Tax Issues Relating to your CompuRAD Option


The information in this Part II and the examples in Part III respond to questions you may have about the United States federal tax consequences of your CompuRAD Option. You should understand, however, that this tax information is not complete. For example, it does not address state or local tax laws or the application of laws if you are subject to tax laws in other countries. Furthermore, because tax laws and regulations may change, and interpretations of these laws and regulations can change the way the laws and regulations apply to you, this information may need to be updated after the issuance of this prospectus. Therefore, you should consult with a tax advisor if you have questions relating to the tax consequences of your CompuRAD Option, and the sale of shares received under your option.

The following table should help you locate particular questions you may have with regard to the United States federal tax consequences of your participation in the Plan.


                                                        Relevant
Type of Information                              Questions and Answers

For information regarding the
     tax consequences associated with
     the exercise of a nonstatutory
     stock option and transfer of the
     acquired stock                                  21, 22, 23, 24

For information regarding the tax
     consequences associated with
     the exercise of an incentive stock
     stock option and transfer of the
     acquired stock                                  24, 25, 26, 27, 28

For information regarding the tax
     consequences of using shares
     of stock already owned to pay
     the exercise price of an option                         29, 30

For information relating to the
     alternative minimum tax                                    31

For information regarding special
     rules relating to Lumisys'
     right to repurchase stock after
     exercise of an option                                      32

For information regarding special
     rules relating to insiders                                 32

For information regarding certain
     golden parachute payments                                  33


21. DO I HAVE TO PAY TAX WHEN I RECEIVE OR EXERCISE A NONSTATUTORY STOCK
OPTION?

If you were granted a nonstatutory stock option, neither you nor CompuRAD paid a tax (or received a deduction) upon grant of your CompuRAD Option. If you exercise your option when the market price of the stock is higher than the exercise price of your option, you generally will be required to pay tax on the "profit," that is, the difference between the exercise price and the market price of the stock on the date of exercise. Your profit on the exercise will be characterized as ordinary income, and Lumisys will be entitled to a deduction for this amount.

22. WILL LUMISYS WITHHOLD THE AMOUNT OF TAXES DUE ON EXERCISE OF MY NONSTATUTORY STOCK OPTION?

If you are an employee, Lumisys can take a business expense deduction on the amount of the profit you receive upon exercise of your CompuRAD Option. However, only when an employee exercises a nonstatutory stock option is Lumisys required by the IRS to withhold United States federal income and employment taxes from the profit or to otherwise ensure that the tax due will be paid to the IRS. Additional amounts usually will be withheld for state taxes. With respect to nonemployees (such as consultants and non-employee directors), Lumisys is not obligated to withhold United States federal income tax and employment tax on any profit. Payroll will be able to answer any questions you may have concerning withholding.

23. HOW MUCH TAX DO I PAY WHEN I SELL STOCK RECEIVED PURSUANT TO THE EXERCISE OF A NONSTATUTORY STOCK OPTION?

If you exercise your nonstatutory stock option when the exercise price is lower than the market price, you generally will pay tax on the difference between the two. Upon the sale of your stock (or other taxable transfer), you generally will recognize a gain or loss equal to the difference between the sales price and the market price at the time of exercise. Your gain or loss will be characterized as:

     -  long-term if the stock was held for more than 18 months,

     - mid-term if the stock was held for more than 12 months but not more than 18 months, or

     -  short-term if the stock was held for 12 months or less.

24. WHAT IS THE DIFFERENCE BETWEEN ORDINARY INCOME AND CAPITAL GAINS AND LOSSES FOR UNITED STATES FEDERAL INCOME TAX PURPOSES?

The maximum marginal tax rate applicable to ordinary income and short-term capital gains is 39.6%. Currently, the maximum marginal tax rate is 20% for long-term capital gains (shares held more than 18 months) and 28% for mid-term capital gains (shares held more than 12 months but not more than 18 months). Even lower rates may apply to taxpayers in the 15% marginal income tax bracket. Additionally, capital gains and losses are subject to certain other provisions of the Code not applicable to ordinary income. Consult your tax advisor for more information regarding the rates that apply to you.

25. DO I HAVE TO PAY TAX WHEN I RECEIVE OR EXERCISE AN INCENTIVE STOCK OPTION?

If you were granted an incentive stock option, neither you nor CompuRAD paid a tax (or received a deduction) upon grant of your CompuRAD Option. Except for the possible application of the alternative minimum tax (see Question 31), you will pay no tax upon exercise of your option until you dispose of the stock you acquire. For exceptions to these general rules with respect to early exercise programs and, in some cases, insiders, see Question 32.

26. HOW IS MY PROFIT TAXED WHEN I DO DISPOSE OF THE STOCK RECEIVED ON EXERCISE OF AN INCENTIVE STOCK OPTION? WHAT IF I LOSE MONEY?

How your profit or loss is characterized will depend on how much time passed after both the date the incentive stock option was granted and the date you exercised the option.

     - If the date on which you dispose of the stock is at least two years from the date on which the option was granted and at least one year from the date on which you exercised the option, your entire gain or loss is characterized as mid-term or long-term capital gain or loss.

     - If you dispose of your stock within two years from the date on which the option was granted or within one year from the date on which you exercised your option, a portion of your profit will be characterized as ordinary income and the transfer will be a "disqualifying disposition."

You should be aware that transfer of legal title to the stock received upon exercise of an incentive stock option in a transaction that is not a sale may still be taxable as a disposition of the stock. Such transfers include most gifts, but do not include a transfer into joint ownership with right of survivorship if you remain one of the joint owners, a pledge or a transfer by bequest or inheritance, certain tax-free exchanges or certain transfers to a spouse or former spouse incident to a divorce.

The portion of your profit which is characterized as ordinary income upon a disqualifying disposition is equal to the lesser of:

     - the difference between the market price of the stock on the date you exercised the option and the exercise price of the option or

     - the difference between the sales price and the exercise price of the option.

Any profit you make over the amount characterized as ordinary income is characterized as capital gain, which will be long-term, mid-term or short-term depending on how long you held your stock. For an example of how these rules are applied, see Example A in Part III. If you lose money on the sale of the stock, you may be able to report the loss as a capital loss, which will be long-term or short-term depending on whether or not the stock was held for more than one year from the exercise date.

Different rules will apply if, under the Code, you would not be entitled to report a loss on the sale of your stock if you were to lose money on the sale.
 For example, if you sell your stock to your spouse at a loss, you are not entitled to report the sale as a loss, and any subsequent tax consequences on the further disposition of the stock are determined under special rules that govern such situations. If you sell your stock to your spouse, whether or not at a loss, you will be taxed on the difference between the market price of the stock on the exercise date and the exercise price. Other dispositions of stock, described in the Code, may have similar consequences.

27. IS THERE ANY WITHHOLDING ON THE EXERCISE OF MY INCENTIVE STOCK OPTION OR THE SALE OF THE STOCK ACQUIRED ON EXERCISE?

Currently, there is no withholding required upon the exercise of an incentive stock option or on the sale of stock acquired on exercise. Lumisys is generally required to report to the IRS any ordinary income recognized by you as a result of a sale which is a disqualifying disposition described in Question 26. Lumisys may be required in the future to withhold taxes at the time you exercise an incentive stock option or dispose of stock acquired on exercise of the option.

28. DO I HAVE TO COMPLETE ANY LUMISYS FORMS AFTER I SELL MY STOCK?

Yes. If you dispose of stock received pursuant to an incentive stock option within two years after the date the option was granted to you or within one year after you exercise your option, you should immediately notify Lumisys and provide certain details of such transaction on a form provided to you (or which is available from the Vice President, Finance of Lumisys).

29. WHAT ARE THE TAX CONSEQUENCES IF I USE SHARES I ALREADY OWN TO PAY THE EXERCISE PRICE OF MY NONSTATUTORY STOCK OPTION?

If you pay the exercise price of your nonstatutory stock option with shares of Lumisys which you already own, you will have a tax-free exchange of the previously held shares of stock for an equivalent number of the shares of stock received under the CompuRAD Option. If you receive additional shares in the exchange, you will pay taxes on ordinary income equal to the difference between the market value (on the date of exercise) of such additional shares plus the amount of cash, if any, you paid upon exercise.

The tax basis and capital-gain holding period of the equivalent shares received under the option in the tax-free exchange will be the same as the tax basis and holding period of the shares used to pay the exercise price. The tax basis of the additional shares you receive will equal the amount of ordinary income you had to report plus the amount of any cash paid on exercise, and your holding period for the additional shares will begin on the date of exercise. For an example of how these rules are applied, see
Example B in Part III.

30. WHAT ARE THE TAX CONSEQUENCES IF I USE SHARES I ALREADY OWN TO PAY THE EXERCISE PRICE OF AN INCENTIVE STOCK OPTION?

Under proposed IRS regulations, if you pay the exercise price of an incentive stock option, in whole or in part, with shares you already own, you are deemed to have made a tax-free exchange of the previously-held shares for an equivalent number of shares received under the CompuRAD Option.

However, ordinary income could be recognized (see Question 26) if the already owned shares were acquired upon exercise of an incentive stock option or under an employee stock purchase plan as defined in Section 423 of the Code and the exchange were treated as a disposition. The exchange will be treated as a disposition if the already owned shares are exchanged within two years of the grant date of the option relating to the already owned shares or within one year after the exercise date. The tax basis, holding periods and consequences of a subsequent disposition of the shares will depend on whether the shares disposed of are equivalent shares or additional shares received at the time of exercise ("additional shares").

For purposes of calculating any capital gain or loss upon a subsequent taxable disposition, your basis in the equivalent shares will be equal to your basis in the shares surrendered plus any ordinary income recognized by reason of the exchange, and the holding period of the surrendered shares will carry over to the equivalent shares. However, for purposes of calculating any ordinary income on a subsequent disqualifying disposition, the amount treated as having been paid for the equivalent shares will be equal to their fair market value on the exercise date, and the holding period for such shares will begin on the exercise date.

It appears that your basis in any additional shares, for purposes of calculating any capital gain upon a later disposition, will be the amount of cash, if any, used to pay any part of the exercise price. For purposes of calculating any ordinary income upon a disqualifying disposition of the additional shares, the amount treated as having been paid for the additional shares will be the amount of cash, if any, used to pay any part of the exercise price. The holding period for the additional shares will begin on the exercise date for all purposes.

If there is a disqualifying disposition of shares acquired upon exercise of an incentive stock option with stock, the shares with the lowest basis will be treated as having been disposed of first. For an example of how these rules are applied, see Example C in Part III.

31. WHAT ARE THE TAX CONSEQUENCES OF MY EXERCISE OF AN INCENTIVE STOCK OPTION IF I AM SUBJECT TO THE ALTERNATIVE MINIMUM TAX?

The alternative minimum tax is a separately computed tax equal to 26% of so much of your "alternative minimum taxable income" up to $175,000 ($87,500 in the case of a married taxpayer filing a separate return) as exceeds a specified exemption amount plus 28% on any additional alternative minimum taxable income. The alternative minimum tax is imposed only if and to the extent you would pay more tax if your taxes are computed pursuant to the alternative minimum tax rules than the tax you would pay if computed in the regular manner. The alternative minimum tax takes into account what are called tax preference items and other adjustments that are not taken into account when calculating taxes in the regular manner. One of the adjustments is the inclusion in alternative minimum taxable income of the difference between the exercise price of an incentive stock option and the market price of the stock on the exercise date, if that amount constitutes a profit. If you pay alternative minimum tax upon exercise of an incentive stock option, you are entitled to a credit against regular tax (but not alternative minimum tax) in later years. When you sell the stock, you are allowed, for purposes of calculating your alternative minimum tax in the year of sale, to decrease the profit by the adjustment amount previously included in your alternative minimum taxable income in the year of exercise.

If you are subject to a risk for forfeiture (see Question 32) the amount of the adjustment will be calculated using market prices on the dates the forfeiture lapses rather than the date you exercise the option, and the adjustment must be made in the year in which the risk of forfeiture disappears. It may be possible, however, to make a valid election under
Section 83(b) of the Code within 30 days of the exercise date to have the market price on the exercise date be the price used in calculating your alternative minimum tax and to make the adjustment in the year of exercise. However, if a Section 83(b) election is made, there may be implications for purposes of calculating ordinary income, if any, if there is a disqualifying disposition (see Questions 26 and 32).

32. ARE THERE ANY SPECIAL TAX RULES WHICH APPLY TO ME IF LUMISYS HAS THE RIGHT TO REPURCHASE MY STOCK AFTER I EXERCISE MY COMPURAD OPTION OR IF I AM SUBJECT TO SECTION 16?

Yes. If Lumisys has the right to repurchase your stock after you exercise your CompuRAD Option, generally it is because, under the terms of your option, you were allowed to exercise all of your option, even the unvested portion.
In this situation Lumisys will retain a right to repurchase any unvested shares until they vest. If Lumisys has the right to repurchase your stock after you exercise your option, your stock is subject to what is called a "risk of forfeiture."

There is a small chance that stock received upon exercise of an option within six months of the grant date may also be subject to a risk of forfeiture if you are an insider at that time. You should consult with your personal tax advisor if this applies to you. You are subject to Section 16 only if you are an insider. See Question 20. If there is a risk of forfeiture, the amount of ordinary income you must report and the time at which you must report your income may be different than described above. The special tax rules applicable to nonstatutory stock options and incentive stock options where a "risk of forfeiture" is present are as follows:

Nonstatutory Stock Option.

In the case of stock issued pursuant to a nonstatutory stock option and subject to a risk of forfeiture, you do not recognize ordinary income on the date of exercise but, instead, you will recognize ordinary income on the date(s) the risk of forfeiture with respect to the shares disappears (e.g., the date Lumisys no longer has the right to repurchase the stock or the date you are not liable to forfeiture under the Exchange Act). The amount of such ordinary income is the excess, if any, of the market price of the stock on the date(s) the risk of forfeiture disappears, over the exercise price paid for such shares.

When you later sell your shares, any additional gain or any loss will be characterized as capital gain or loss, which will be long-term, mid-term or short-term depending on how long you held your stock. For an example of how these rules are applied, see Example D in Part III.

The recently widened gap between the 20% capital gain rate and the 39.6% ordinary income tax rate (plus the unlimited medicare 1.45% tax payable by both the optionee and Lumisys, that is, 2.9%) make the filing of a Section 83(b) election to avoid this result more attractive. You can file what is called a Section 83(b) election within 30 days after the exercise of the option and report ordinary income equal to the difference, if any, between the market price and the exercise price on the date of exercise. When you later sell your shares, any additional gain or any loss will be characterized as capital gain or loss, which will be long-term, mid-term or short-term depending on how long you held your stock. You should be aware, however, that if you file a Section 83(b) election, the market price of the shares may not increase enough to justify the early tax payment. In addition, if you subsequently forfeit your profit from the shares because, for example, you leave Lumisys and Lumisys repurchases the shares at cost, there will be no offsetting tax deduction (that is, you will not be able to report the amount you paid in taxes as a loss on the stock) and you will not get a refund of any of the tax paid).

Incentive Stock Option.

If stock you receive pursuant to the exercise of an incentive stock option is subject to a risk of forfeiture and you dispose of the stock after the risk of forfeiture lapses in a disqualifying disposition (see Question 26), the amount of ordinary income you must report is calculated differently. In this case, the amount of ordinary income generally is equal to the lesser of:

     - the excess, if any, of the market price of the stock on the date(s) the risk of forfeiture disappears over the exercise price paid for such stock, or

     -  the profit, if any, on the sale of the stock.

If your profit is more than the amount that must be reported as ordinary income, then the remainder of the profit is characterized as capital gain, which will be long-term, mid-term or short-term depending on how long you held your stock. For an example of how these rules are applied, see Example E in
Part III.  If you wish to avoid this result, you may be able to make the
Section 83(b) election discussed earlier in this question. If the election is filed, your ordinary income should be calculated in the manner described in Question 26.

Please contact the Vice President, Finance of Lumisys for further information and the form of election if you think you should be filing a Section 83(b) election. Remember that this must be done within 30 days after you exercise your option. Filing a Section 83(b) election also may affect your alternative minimum tax liability, if any (see Question 31).

33. WHAT HAPPENS IF THE VESTING OF MY COMPURAD OPTION ACCELERATES UPON A CHANGE OF CONTROL?

If there is a change in control of Lumisys (see Question 9), payments received by certain persons that are contingent upon the change in control may constitute "parachute payments." If, by reason of such change in control, the exercisability of outstanding CompuRAD Options is accelerated, the value of the acceleration is added to other contingent payments, if any, in determining whether the person has received "excess parachute payments." In general, if a person receives excess parachute payments, an excise tax equal to 20% of the amount of such excess parachute payments is imposed on the person and Lumisys does not receive a deduction for such amount.



                                 PART III

                                 EXAMPLES


EXAMPLE A (QUESTION 26):  DISQUALIFYING DISPOSITION OF AN INCENTIVE STOCK
OPTION

Assume for the purposes of this example only that you were granted an incentive stock option on April 1, 1997 for 10 shares at an exercise price of $8 per share. You exercise the option on April 1, 1998 when the market price is $10 per share, and you sell the stock on October 1, 1998 when the market price is $9 per share for a $10 aggregate gain. Because you did not hold the stock until a date which is at least two years after the grant date and one year from the exercise date, all or a portion of your gain is ordinary income.
 The amount of ordinary income per share in this case is equal to the lesser of (a) $10 (market price on exercise date) - $8 (exercise price) = $2 per share or (b) $9 (sale price) - $8 (exercise price) = $1 per share. Therefore, the amount of ordinary income is equal to $1 per share, or $10 in the aggregate.


EXAMPLE B (QUESTION 29):	STOCK FOR STOCK EXERCISE OF A NONSTATUTORY STOCK
OPTION

 Assume for the purposes of this example only that on April 1, 1997 you bought 10 shares of stock on the open market when the market price was $6 per share.
 On April 1, 1998, when the market price is $10 per share, you exercise a nonstatutory stock option to purchase 20 shares at an exercise price of $9 per share for an aggregate exercise price of $180. Using all of your previously owned shares to pay $100 of the exercise price (10 shares x $10 market price), you pay $80 cash for the remainder of the exercise price. On the date of exercise you are deemed to have a tax-free exchange of the 10 previously owned shares for 10 equivalent new shares. You will also recognize ordinary income of $20, equal to the market price of the 10 additional new shares you receive, $100, minus the amount of cash you paid on exercise, $80.

If you sell all 20 shares which you received upon exercise of the option for $11 per share on June 1, 1998, you will recognize a $5 per share gain on the 10 equivalent new shares ($11 per share - $6 per share, $6 per share being the purchase price of original shares), which will be mid-term capital gain because you are allowed to add the 12-month period which you held the original 10 shares to the two-month period you held the 10 equivalent new shares. You will also recognize a $10 aggregate gain on the 10 additional new shares, calculated as follows: $110 (10 shares x $11 market price) minus the sum of
(a) $80 (the amount of cash paid for the shares) and (b) $20 (the amount of income recognized upon exercise of the option). This gain will be characterized as short-term capital gain because you held the stock for only two months.


EXAMPLE C (QUESTION 30):  STOCK FOR STOCK EXERCISE OF AN INCENTIVE STOCK
OPTION

Assume for the purposes of this example only that you purchased 18 shares on the open market for $6 per share on April 1, 1997. On May 1, 1997, when the market price is $10 per share, you exercise an incentive stock option to purchase 20 shares at an exercise price of $9 per share for an aggregate exercise price of $180, using your 18 previously owned shares to pay the exercise price. On the exercise date, you are deemed to have made a tax-free exchange of the 18 previously owned shares for 18 equivalent new shares and to have acquired two additional new shares.

Because the shares delivered in payment of the exercise price were previously-owned shares not acquired upon exercise of an incentive stock option or an employee stock purchase plan complying with Code Section 423, no disqualifying disposition occurred in the exchange and no ordinary income was recognized at the time of the exchange. (However, you may recognize some alternative minimum taxable income.) Therefore, the basis in the 18 equivalent new shares is the same as the basis of the original shares: $6 per share. However, for purposes of calculating ordinary income if there is a subsequent disqualifying disposition, the amount treated as having been paid for such equivalent new shares is equal to their fair market value on the exercise date ($10 per share). The basis in the two additional new shares is $0.

If you sell 15 of the shares on April 1, 1999 at $11 per share, such shares are deemed to be sold in a disqualifying disposition because the disposition is less than one year after the May 1, 1999 exercise date. Since the additional new shares have a lower basis ($0) than the equivalent new shares ($6 per share), they will be treated as having been disposed of first (assuming you have not designated which of the shares are being sold). Therefore, you will be considered to have sold the two additional new shares and 13 of the equivalent new shares.

You will recognize no ordinary income with respect to the equivalent new shares since there is no difference between their fair market value on the exercise date and the amount treated as having been paid for such shares. However, you will recognize capital gain with respect to the equivalent new shares in the amount of $65 (13 shares x $5 per share, $5 per share being the $11 sale price minus the $6 basis). Such capital gain will be long-term since the holding period for such equivalent new shares includes the holding period for the original shares exchanged therefor and is 20 months.

You will recognize ordinary income with respect to the additional new shares in the amount of $20 (2 shares x $10 per share, $10 per share being the $10 fair market value on the exercise date minus the $0 basis). You will recognize capital gain on such additional new shares in the amount of $2 (2 shares x $1 per share, $1 per share being the $11 sale price minus the $10 recognized as ordinary income). Such capital gain will be short-term since the holding period for such additional new shares begins on the exercise date and is, therefore, only seven months.


EXAMPLE D (QUESTION 32):  RISKS OF FORFEITURE AND NONSTATUTORY STOCK OPTIONS

Assume for the purposes of this example only that on April 1, 1997 you are granted a nonstatutory option to purchase 20 shares of stock for $8 per share.
 You may exercise the option immediately, but Lumisys has the right to repurchase all of the stock at the price you paid for it if you leave Lumisys before July 1, 1998, 15 shares if you leave before October 1, 1997, 10 shares if you leave before January 1, 1998 and five shares if you leave before April 1, 1998. On May 20, 1997 you exercise your option with respect to all of the shares when the market price is $10. Normally you would owe tax on $40, the difference between the $160 aggregate exercise price and the $200 aggregate market price on the date of exercise. However, because all the shares are subject to a risk of forfeiture, you do not calculate the tax on May 20 but on each day that a risk of forfeiture disappears. For example, assume that on July 1, 1997 the market price is $11 per share. On that date the risk of forfeiture disappears with respect to five shares because Lumisys no longer has the right to repurchase five of your 20 shares. Accordingly, tax is calculated as follows:

     Number of shares no longer subject to vesting                     5
     Exercise price of option                                        $ 8
     market price on July 1                                          $11
     Amount on which tax is due                                      $15
                                               ($3 per share x 5 shares)

On October 1, 1997, January 1, 1998 and April 1, 1998 you may owe additional tax depending on the market price of the stock on those days.

If the market price of the stock is higher on the date the risk of forfeiture lapses with respect to any block of shares than it is on the exercise date, you will end up paying more ordinary income tax with respect to such block of shares as a result of your exercise of the option than you would have if the stock you received upon exercise had not been subject to a risk of forfeiture and you owed tax only on the difference between the exercise price and the market price on the date of exercise.


EXAMPLE E (QUESTION 32):  RISKS OF FORFEITURE AND INCENTIVE STOCK OPTIONS

Assume for the purposes of this example only that on April 1, 1997 you received an incentive stock option for 15 shares at an exercise price per share of $10. The terms of the option indicated that you vested in only five shares initially with the remainder of the shares vesting at a rate of five shares per quarter. On May 1, 1997 you exercise the option when the stock is worth $10 per share. You do not have to pay any tax at the time of exercise.
 On July 1, 1997, when the first five shares of the remaining shares vest, the market price is $11 per share and on October 1, 1997, when the second five shares of the remaining shares vest, the market price is $9 per share. On November 1, 1997 you sell the 15 shares when the market price is $12 per share for a total gain of $30 (15 x $2). Because you did not hold the stock for at least one year from the exercise date and two years from the grant date, the sale is a disqualifying disposition.

To calculate the ordinary income from the disqualifying disposition, you first calculate the excess, if any, of the market price of the stock on the exercise date, or, if later, the date(s) the risk of forfeiture disappeared, over the exercise price of $10 (the spread). The lesser of this amount or your actual gain on the purchase and sale represents the ordinary income you must recognize.

Exercise date                                             May 1, 1997
Number of shares not subject to vesting on exercise date            5
Exercise price per share                                          $10
market price per share on May 1, 1998                             $10
Spread per share on exercise date                                 -0-
Actual gain per share on purchase and sale                        $ 2
Lesser of spread on exercise date and gain                        -0-
Ordinary income per share on which tax is due                     -0-

Vesting date                                             July 1, 1997
Additional number of shares no longer subject to vesting            5
Exercise price per share                                          $10
market price per share on July 1, 1998                            $11
Spread per share on July 1, 1998                                  $ 1
Actual gain per share on purchase and sale                        $ 2
Lesser of spread when risk
of forfeiture disappears and actual gain                          $ 1
Ordinary income per share on which tax is due                     $ 1

Vesting date                                          October 1, 1997
Additional number of shares no longer subject to vesting            5
Exercise price per share                                          $10
market price per share on October 1, 1998                         $ 9
Spread per share on October 1, 1998                               -0-
Actual gain per share on purchase and sale                        $ 2
Lesser of spread when risk
of forfeiture disappears and actual gain                          -0-
Ordinary income per share on which tax is due                     -0-

There is an excess of the market price of the stock on the later of the exercise date or the date the risk of forfeiture lapsed, over the exercise price only with respect to the five shares which vest on July 1, 1998. Therefore, $5 of gain (5 shares x $1 per share) will be treated as ordinary income. The remainder of the gain ($30 - $5 = $25) will be short-term capital gain.



                               EXHIBIT 99.4

                      PROSPECTUS FOR OPTIONS GRANTED
                        UNDER THE COMPURAD, INC.
            STOCK OPTION PLAN ASSUMED BY LUMISYS INCORPORATED


          THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
             SECURITIES THAT HAVE BEEN REGISTERED UNDER THE
                         SECURITIES ACT OF 1933.

               The date of this document is November 25, 1997


                       ________________________________

                  PROSPECTUS FOR OPTIONS GRANTED UNDER THE
                      COMPURAD, INC. STOCK OPTION PLAN
                       ASSUMED BY LUMISYS INCORPORATED
                       ________________________________


To Our Optionees:

As a result of the merger on November 25, 1997 of an affiliate of Lumisys Incorporated ("Lumisys") with and into CompuRAD, Inc. ("CompuRAD"), CompuRAD became a wholly owned subsidiary of Lumisys (the "Merger"). As part of the Merger, options originally granted to you by CompuRAD under the Stock Option Plan (the "Plan") have been assumed by Lumisys. We are pleased with this opportunity to provide you with information regarding the option granted to you by CompuRAD (the "CompuRAD Options") under the Plan. We believe that your CompuRAD Option is an important part of the benefits provided to you and hope you will take the time to review this information carefully.

Each CompuRAD Option assumed by Lumisys has been converted into an option to purchase that number of shares of Lumisys common stock determined by multiplying the number of shares of CompuRAD common stock for which you hold CompuRAD Options by 0.928 and rounding down to the nearest whole number (with cash, less the applicable exercise price, being payable for any fraction of a share). The exercise price per share will be equal to the exercise price of the CompuRAD Options divided by 0.928 rounded up to the nearest cent. The other terms of each CompuRAD Option, including tax status and vesting, will remain unchanged.

We have divided our discussion of the Plan into three parts. The first part of this document describes the terms of the Plan, which provides for the grant of nonstatutory stock options (options which do not have tax advantages). The second and third parts of this document describe the tax consequences relating to your CompuRAD Option.

The following information and attached materials may not answer all the questions you have about the Plan or about Lumisys' assumption of the CompuRAD Options and are not intended to go into every detail. The Vice President, Finance of Lumisys at (408) 733-6565 will be happy to answer further questions. A copy of the Plan and an exercise form are attached at the end of this package. If you wish to exercise your CompuRAD Option, you will need to complete the exercise form. You may always obtain copies of the exercise form from Lumisys.

                         INFORMATION ABOUT LUMISYS

An important part of your CompuRAD Option is understanding Lumisys, its operations and its financial condition. You can keep yourself informed about Lumisys by reviewing reports and other documents which Lumisys prepares for stockholders and the general public and which will be provided to you (as discussed below). If you become a stockholder of Lumisys, you will be entitled to attend stockholder meetings and to vote in the election of directors and on other matters brought before the stockholders.

If you have not already received a copy of Lumisys's current annual report as a stockholder of Lumisys, this information should be delivered to you with these materials. Whether or not you have already received this information, you may always request a copy from Lumisys.

In addition,the United States federal securities laws require Lumisys to provide information about its business and financial status in annual reports commonly known as "10-Ks" and quarterly reports commonly known as "10-Qs." These reports are filed with the Securities and Exchange Commission (the "Commission"). In addition, if certain important corporate events occur during the year, Lumisys may file reports commonly known as "8-Ks." Lumisys also prepares and files with the Commission a proxy statement in connection with its annual meeting of stockholders. The proxy statement provides further information about Lumisys and its officers, directors and major stockholders.
 From time to time Lumisys may also file other documents with the Commission as required by Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

All of these documents constitute part of the information required by the securities laws to be provided or made available to you in connection with your CompuRAD Option; that is, these documents are incorporated by reference into these materials, which constitute the prospectus for the Plan. For a copy of these documents, all of which are available without charge and upon written or oral request, please contact Dean MacIntosh, Vice President, Finance, of Lumisys.



                               *   *   *   *



                               QUESTION INDEX

 Question                                                            Page


1.   Who determined whether I received an option and the terms of
     my option and how many shares of common stock it covered?        9

2. My CompuRAD Option is a nonstatutory stock option. What is the difference between an incentive stock option and a nonstatutory
    stock option?                                                    10

3.   How was the exercise price of my CompuRAD Option determined?    11

4.   When can I exercise my CompuRAD Option?                         11

5.   How do I exercise my CompuRAD Option?                           11

6.   Do I have to pay the exercise price with cash?                  11

7.   I have heard about cashless exercise programs through brokers.
     How do these work?                                              12

8.   Will I continue to receive options under the Plan as long as
     I continue providing services to Lumisys?                       12

9.   Can the terms of my CompuRAD Option be changed?                 13

10.  What happens if I leave Lumisys?                                13

11.  What if I leave Lumisys because of disability?                  13

12.  What are the rights of my heirs upon my death?                  13

13.  Can a relative or friend exercise my CompuRAD Option?            14

14.  Can I sell the stock I receive from exercising my CompuRAD
     Option right away?                                              14

15.  If I am aware of important non-public information, can I sell my stock before this news is disclosed to the public?
     For example, if I know Lumisys is having significant problems or that Lumisys is about to acquire a competitor, can I sell
     my stock before Lumisys puts out a press release?               14

16.  Do I pay a commission when I exercise my CompuRAD Option or
     sell the stock?                                                 15

17.  How can I make a gift of the stock I receive upon exercising
     my CompuRAD Option?                                             15

18.  Does Lumisys pay dividends on its common stock?                 15

19.  Does the Plan have any of the same benefits as a qualified retirement plan (including a 401(k) plan) and will my
     participation in the Plan affect my participation in a
     401(k) plan?                                                    15

20.  Do special rules apply to me if I am or become an insider
     of Lumisys?                                                     15

21.  Do I have to pay tax when I receive or exercise my CompuRAD
     option?                                                         18

22.  Will Lumisys withhold the amount of taxes due on exercise of my
     CompuRAD option?                                                18

23.  How much tax do I pay when I sell stock received pursuant to
     the exercise of my CompuRAD option?                             18

24. What is the difference between ordinary income and capital gains and losses for United States federal income tax purposes? 19

25.  What are the tax consequences if I use shares I already own
     to pay the exercise price of my CompuRAD option?                21

26.  Are there any special tax rules which apply to me if I am
     subject to Section 16?                                          18

27.  What happens if the vesting of my CompuRAD Option accelerates
     upon a change of control?                                       19



                                 Part I

                            Terms of the Plan


Part I provides general information about the Plan. Parts II and III describe the various tax consequences to you of your participation in the Plan. The following table should help you locate particular questions you may have with regard to participation in the Plan. A similar table regarding tax questions you may have is found in Part II.

                                                    Relevant
Type of Information                          Questions and Answers

For information regarding participation
          in the Plan                               1, 8, 9

For information regarding the terms
          of options                                1, 2, 3

For information regarding the exercise
          of options                           4, 5, 6, 7, 12, 13

For information regarding the status
          of options if your service
          is terminated                             10, 11, 12

For information regarding the disposition
          (e.g. sale) of stock received upon
          exercise of options                      14, 15, 16, 17

For general information regarding the Plan
          and "insider" rules                        18, 19, 20


1. WHO DETERMINED WHETHER I RECEIVED AN OPTION AND THE TERMS OF MY OPTION AND HOW MANY SHARES OF COMMON STOCK IT COVERED?

The decision to grant an option to any particular individual was made by the CompuRAD Board of Directors (the "CompuRAD Board") or by a committee of the CompuRAD Board generally after review of input from management. The Plan provided for the grant of options to employees, directors and consultants covering an aggregate of 500,000 shares of CompuRAD's common stock. When the CompuRAD Board (or committee) granted your CompuRAD Option, it had the discretion to determine the terms of the option, including the number of shares the option covered.

The Lumisys Board of Directors (the "Lumisys Board") now administers the CompuRAD Options and has the power to interpret them. Information about the current members of the Lumisys Board is provided in Lumisys' proxy statement for its last annual meeting. You may obtain additional information about the administration of the CompuRAD Options by contacting the Vice President, Finance of Lumisys.

When administration of the CompuRAD Options is delegated to a committee, the Lumisys Board retains the right to revert authority to construe and interpret the options back to itself. References to the Lumisys Board in this document should be construed as references to the committee, as applicable.

2. MY COMPURAD OPTION IS A NONSTATUTORY STOCK OPTION. WHAT IS THE DIFFERENCE BETWEEN AN INCENTIVE STOCK OPTION AND A NONSTATUTORY STOCK OPTION?

The Plan provided only for the grant of nonstatutory stock options which do not qualify for the potentially favorable tax treatment provided to the holders of incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code").

Upon the exercise of your CompuRAD Option, you generally will be taxed based on the difference between the exercise price of your option and the fair market value of the stock on the date of exercise. (See Question 21.) Upon the exercise of an incentive stock option, on the other hand, an optionee is typically not subject to tax. The deferral of the recognition of tax until the time of sale of the stock, as well as the possible treatment of the "spread" as capital gain, are the principal advantages of incentive stock options. However, incentive stock options have certain limitations on their exercise price, terms, transferability and duration which are not applicable to your CompuRAD Option.

3.  HOW WAS THE EXERCISE PRICE OF MY COMPURAD OPTION DETERMINED?

The Plan provided that the CompuRAD Board set the exercise price for your option at the net book value of a share of CompuRAD common stock on the last day of the month prior to the grant date. The exercise price for each share of Lumisys common stock now covered by your CompuRAD Option, as assumed by Lumisys, is the exercise price per share of CompuRAD stock under the option immediately before the Merger divided by 0.928, rounded up to the nearest cent.

4.  WHEN CAN I EXERCISE MY COMPURAD OPTION?

When the CompuRAD Board granted your CompuRAD Option, it also determined certain terms of the option, including the date or dates after which the option may be exercised. You should check your option agreement to determine the date(s) on which your shares become exercisable, or "vest." (However, your option may provide that you can exercise your option as to unvested shares subject to Lumisys's right to repurchase "unvested" shares.) CompuRAD Options may have a term of 15 years, so you must exercise your option before it expires at the end of the 15-year period. For example, if your option was granted on February 1, 1995 and has a full 15-year term, it must be exercised before February 1, 2010. The terms of exercise of options are not required to be the same for every optionee. (For example, each option may have a different vesting period or may tie acceleration of vesting to the achievement of certain performance goals.) Please review your option grant carefully to be sure that you understand its specific terms and conditions.

5.  HOW DO I EXERCISE MY COMPURAD OPTION?

You exercise your CompuRAD Option by completing an option exercise form and delivering the form, together with payment of the exercise price (see Question 6 below), to the Vice President, Finance of Lumisys. You can obtain option exercise forms from the Vice President, Finance.

6.  DO I HAVE TO PAY THE EXERCISE PRICE WITH CASH?

You may always pay the exercise price with cash. However, your CompuRAD Option may provide that the exercise price also may be paid with other consideration (for example, by delivery to Lumisys of other unencumbered common stock of Lumisys you already own with a value equal to the aggregate option exercise price or according to a deferred payment or other arrangement). You should review the terms of your option which describes specifically the manner in which the exercise price may by paid. You may be able to do a cashless exercise through a broker. See Question 7.

7. I HAVE HEARD ABOUT CASHLESS EXERCISE PROGRAMS THROUGH BROKERS. HOW DO THESE WORK?

Cashless exercise programs involve the delivery to a broker of a copy of your signed and completed option exercise form and your irrevocable instructions to Lumisys to deliver stock to be received upon exercise of the option to the broker rather than to you. Under U.S. Treasury Regulation T, the broker can then deliver cash to Lumisys in payment of the exercise price and, in some cases, withholding taxes. Lumisys then delivers the stock certificate to the broker. After the stock is delivered to the broker, the stock can be maintained as margin stock in an account designated by you, or it can be sold pursuant to your instructions. However, Lumisys will not participate in any Regulation T program which would cause stock certificates to be delivered to the broker before Lumisys has received payment for the exercise price or an irrevocable guarantee of payment from the sales proceeds. You should contact the Vice President, Finance of Lumisys for information regarding the cashless exercise program. If you are an "insider" when you exercise your CompuRAD Option, you should ensure that your cashless exercises are properly structured in order to avoid any violation of the prohibition against short sales by insiders found in Section 16(c) of the Exchange Act. In general, "insiders" are officers, directors, and 10% stockholders of a publicly-traded company or an executive officer of a significant subsidiary of such a company.

8. WILL I CONTINUE TO RECEIVE OPTIONS UNDER THE PLAN AS LONG AS I CONTINUE PROVIDING SERVICES TO LUMISYS?

No, the Lumisys Board cannot grant any additional options under the Plan. (Nevertheless, your CompuRAD Option will continue in effect and will be governed by the provisions of the Plan and the stock option agreement documenting your option.) However, you may be eligible to receive an option under a Lumisys stock option plan. Whether or not you receive options will depend on many factors, such as your performance, Lumisys's overall performance, the Lumisys Board's then current policy and the number of shares remaining in the Lumisys stock option plan. You should note that Lumisys' assumption of your CompuRAD Option does not alter any right to terminate your employment at any time and for any reason, with or without cause, or your service as a consultant according to the terms of your consultant agreement.

9.  CAN THE TERMS OF MY COMPURAD OPTION BE CHANGED?

The Lumisys Board decides whether to change the terms of the CompuRAD Options but your option will not be adversely affected without your consent. Usually options are amended to take into account changes in the tax or securities laws. These changes may be presented to the stockholders of Lumisys for approval at Lumisys's annual meeting if tax, securities or other laws require approval of the changes.

If certain changes occur to Lumisys's capitalization, e.g., a stock split or stock dividend of its common stock, the Lumisys Board will appropriately adjust the exercise price and number of shares subject to your option. If Lumisys merges with another company or undergoes certain other types of capital reorganizations (a "change in control"), then either the surviving corporation will assume your option (or substitute a similar option for your option) or the time during which your option may be exercised will be accelerated. However, if exercisability and vesting are accelerated, your option will terminate if not exercised prior to such event.

10.  WHAT HAPPENS IF I LEAVE LUMISYS?

Whether you leave Lumisys (or an affiliate) voluntarily or your service is terminated, your right to exercise any vested portion of your CompuRAD Option generally will terminate three months after your last day of service with Lumisys. However, the terms of your option may provide that it will terminate sooner than three months after termination of your service or that it may be exercised more than three months after such termination. (If the option is an incentive stock option, it generally must be exercised within three months of the termination date or it will become a nonstatutory stock option.) You should check your option agreement. Usually, you will not be able to exercise any unvested portion of your option once you have left your employment or terminated your engagement as a consultant.

11.  WHAT IF I LEAVE LUMISYS BECAUSE OF DISABILITY?

If your service is terminated because of your disability, you should review the terms of your CompuRAD Option. Generally, the option will terminate 12 months after your last day of service with Lumisys as determined between you and Lumisys. You should contact the Vice President, Finance of Lumisys if you have any questions regarding what constitutes a disability.

12.  WHAT ARE THE RIGHTS OF MY HEIRS UPON MY DEATH?

Your estate or persons having rights to your CompuRAD Option by will or by the laws of descent and distribution will have the right to exercise your option as to any vested portion of your option if you were still in service at the time of death or, if so provided in your option, you died within three months after your service was terminated for any reason. Your option will specify the date by which the option must be exercised, which usually will be 12 months after your death.

13.  CAN A RELATIVE OR FRIEND EXERCISE MY COMPURAD OPTION?

No, unless your CompuRAD Option provides otherwise or the transfer is approved in advance by formal resolution of the Lumisys Board, generally only you may exercise your option during your lifetime. While you may not be able to transfer your option during your lifetime, you may provide for the transfer of the option upon your death in your will. Under certain circumstances, your option may be transferred to your former spouse pursuant to a domestic relations order.

14.  CAN I SELL THE STOCK I RECEIVE FROM EXERCISING MY COMPURAD OPTION RIGHT
AWAY?

Generally, yes. The stock you receive upon exercise of your CompuRAD Option is freely tradeable in most cases and will not bear any restrictive legends unless you are an insider of Lumisys. See Question 20 if you are an insider of Lumisys. If the terms of the option permit you to exercise your option before it is vested, you may not sell shares of stock which Lumisys still has the right to repurchase.

15. IF I AM AWARE OF IMPORTANT NON-PUBLIC INFORMATION, CAN I SELL MY STOCK BEFORE THIS NEWS IS DISCLOSED TO THE PUBLIC? FOR EXAMPLE, IF I KNOW LUMISYS IS HAVING SIGNIFICANT PROBLEMS OR THAT LUMISYS IS ABOUT TO ACQUIRE A COMPETITOR, CAN I SELL MY STOCK BEFORE LUMISYS PUTS OUT A PRESS RELEASE?

No. If you are aware of important inside information, you must not sell shares of Lumisys's stock, whether received upon exercise of an option or otherwise, before dissemination of the information to the public. Basically, "inside information" is information that is both very important (material) and non-public (not disclosed through press releases, newspaper articles or otherwise to the public which buys and sells securities). Whether information is material will depend on the specific circumstances. A general test is whether dissemination of the information to the public would be likely to affect the market price of Lumisys's stock or would be likely to be considered important by people who are considering whether to buy or sell Lumisys's stock. Certainly if the information makes you want to buy or sell, it would probably have the same effect on others. Material information may include projections, estimates or proposals.

If you are contemplating selling your stock and think you might have "inside information," you must discuss your possible sale with the Chief Financial Officer of Lumisys. If, after this discussion, it is determined that the information is in fact inside information, you must wait to sell your stock until after the information has been made public.

16.  DO I PAY A COMMISSION WHEN I EXERCISE MY COMPURAD OPTION OR I SELL THE
STOCK?

You pay no commission on the exercise of your CompuRAD Option. Generally, to sell your stock you must take the stock certificate to a stock broker, who can arrange for its sale. You can expect to be charged a commission if you use a stock broker. Lumisys will not buy from you, sell on your behalf or assist you in selling stock which you have purchased under the Plan. Insiders are subject to restrictions on the sale of their stock. See Question 20.

17. HOW CAN I MAKE A GIFT OF THE STOCK I RECEIVE UPON EXERCISING MY COMPURAD OPTION?

You may make a gift of stock by delivering the stock certificate, with the transfer block on the back filled in and signed with the signature guaranteed by a bank or stock broker (or by delivering the stock certificate together with an "assignment separate from certificate" filled in, signed and the signature similarly guaranteed) to the recipient of the gift. The recipient may then send the certificate and associated paperwork to Lumisys's transfer agent to have the stock certificate transferred to the recipient's name. The Vice President, Finance of Lumisys can provide you with the address of the transfer agent. If you have a brokerage account, your broker will generally be willing to take care of the mechanics of transfer.

18.  DOES LUMISYS PAY DIVIDENDS ON ITS COMMON STOCK?

Lumisys currently is not paying dividends on its common stock and presently intends to continue this policy in order to retain earnings for use in its business.

19. DOES THE PLAN HAVE ANY OF THE SAME BENEFITS AS A QUALIFIED RETIREMENT PLAN (INCLUDING A 401(K) PLAN) AND WILL MY PARTICIPATION IN THE PLAN AFFECT MY PARTICIPATION IN A 401(K) PLAN?

The Plan is not a qualified retirement plan and, therefore, does not have the same tax deferral benefits, nor is the Plan subject to any provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). Your participation in the Plan does not affect your ability to participate in any 401(k) plan of Lumisys.

20.  DO SPECIAL RULES APPLY TO ME IF I AM OR BECOME AN INSIDER OF LUMISYS?

Yes. If you are or become an insider, you should be aware of tax and securities laws which apply to grants of options to you and to your transactions in stock received upon the exercise of options. You must comply with Lumisys's policy permitting insiders to sell shares only during certain "window" periods, and you are subject to special rules regarding the sale of Lumisys's stock, such as the limitations on the amount you can sell found in Rule 144 and the restrictions on timing of purchases and sales found in
Section 16 of the Exchange Act. If you need information about how Section 16 or Rule 144 operates, you should contact Lumisys. You must check with the Vice President, Finance of Lumisys before selling any shares.


                                 PART II

               TAX ISSUES RELATING TO YOUR COMPURAD OPTION


The information in this Part II and the examples in Part III respond to questions you may have about the United States federal tax consequences of your CompuRAD Option. You should understand, however, that this tax information is not complete. For example, it does not address state or local tax laws or the application of laws if you are subject to tax laws in other countries. Furthermore, because tax laws and regulations may change, and interpretations of these laws and regulations can change the way the laws and regulations apply to you, this information may need to be updated after the issuance of this prospectus. Therefore, you should consult with a tax advisor if you have questions relating to the tax consequences of your CompuRAD Option and the sale of shares received under your option.

The following table should help you locate particular questions you may have with regard to the United States federal tax consequences of your option.


                                                    Relevant
Type of Information                           Questions and Answers

For information regarding the
          tax consequences associated with
          the exercise of a nonstatutory
          stock option and transfer of the
          acquired stock                          21, 22, 23, 24

For information regarding the tax
          consequences of using shares
          of stock already owned to pay
          the exercise price of an option                 25

For information regarding special
          rules relating to insiders                      26

For information regarding certain
          golden parachute payments                       27


21.  DO I HAVE TO PAY TAX WHEN I RECEIVE OR EXERCISE MY COMPURAD OPTION?

Neither you nor CompuRAD paid a tax (or received a deduction) upon grant of your CompuRAD Option. If you exercise your option when the market price of the stock is higher than the exercise price of your option, you generally will be required to pay tax on the "profit," that is, the difference between the exercise price and the market price of the stock on the date of exercise.
Your profit on the exercise will be characterized as ordinary income, and Lumisys will be entitled to a deduction for this amount.

22. WILL LUMISYS WITHHOLD THE AMOUNT OF TAXES DUE ON EXERCISE OF MY COMPURAD OPTION?

Lumisys can take a business expense deduction on the amount of the profit you receive upon exercise of your CompuRAD Option. However, only when an employee exercises an option is Lumisys required by the IRS to withhold United States federal income and employment taxes from the profit or to otherwise ensure that the tax due will be paid to the IRS. Additional amounts usually will be withheld for state taxes. With respect to nonemployees (such as consultants and non-employee directors), Lumisys is not obligated to withhold United States federal income tax and employment tax on any profit. Payroll will be able to answer any questions you may have concerning withholding.

23. HOW MUCH TAX DO I PAY WHEN I SELL STOCK RECEIVED PURSUANT TO THE EXERCISE OF MY COMPURAD OPTION?

If you exercise your CompuRAD Option when the exercise price is lower than the market price, you generally will pay tax on the difference between the two. Upon the sale of your stock (or other taxable transfer), you generally will recognize a gain or loss equal to the difference between the sales price and the market price at the time of exercise. Your gain or loss will be characterized as:

     -  long-term if the stock was held for more than 18 months,

     - mid-term if the stock was held for more than 12 months but not more than 18 months, or

     -  short-term if the stock was held for 12 months or less.

24. WHAT IS THE DIFFERENCE BETWEEN ORDINARY INCOME AND CAPITAL GAINS AND LOSSES FOR UNITED STATES FEDERAL INCOME TAX PURPOSES?

The maximum marginal tax rate applicable to ordinary income and short-term capital gains is 39.6%. Currently, the maximum marginal tax rate is 20% for long-term capital gains and 28% for mid-term capital gains. Even lower rates may apply to taxpayers in the 15% marginal income tax bracket. Additionally, capital gains and losses are subject to certain other provisions of the Code not applicable to ordinary income. Consult your tax advisor for more information regarding the rates that apply to you.

25. WHAT ARE THE TAX CONSEQUENCES IF I USE SHARES I ALREADY OWN TO PAY THE EXERCISE PRICE OF MY COMPURAD OPTION?

If you pay the exercise price of your CompuRAD Option with shares of Lumisys which you already own, you will have a tax-free exchange of the previously held shares of stock for an equivalent number of the shares of stock received under the option. If you receive additional shares in the exchange, you will pay taxes on ordinary income equal to the difference between the market value (on the date of exercise) of such additional shares plus the amount of cash, if any, you paid upon exercise.

The tax basis and capital-gain holding period of the equivalent shares received under the option in the tax-free exchange will be the same as the tax basis and holding period of the shares used to pay the exercise price. The tax basis of the additional shares you receive will equal the amount of ordinary income you had to report plus the amount of any cash paid on exercise, and your holding period for the additional shares will begin on the date of exercise. For an example of how these rules are applied, see
Part III.

26.  ARE THERE ANY SPECIAL TAX RULES WHICH APPLY TO ME IF I AM SUBJECT TO
SECTION 16?

Yes. There is a small chance that stock received upon exercise of a CompuRAD Option by an insider within six months of the grant date may be subject to a risk of forfeiture. You should consult with your personal tax advisor if this applies to you. If there is a risk of forfeiture, the amount of ordinary income you must report and the time at which you must report your income may be different than described above. You would not recognize ordinary income on the date of exercise but, instead, you would recognize ordinary income on the date(s) the risk of forfeiture with respect to the shares disappears (e.g., the date you are not liable to forfeiture under the Exchange Act). The amount of such ordinary income is the excess, if any, of the market price of the stock on the date(s) the risk of forfeiture disappears, over the exercise price paid for such shares. When you later sell your shares, any additional gain or any loss will be characterized as capital gain or loss, which will be long-term, mid-term or short-term depending on how long you held your stock. For an example of how these rules are applied, see Example B in Part III.

If you wish to avoid this result, you can file what is called a Section 83(b) election within 30 days after the exercise of the option and report ordinary income equal to the difference, if any, between the market price and the exercise price on the date of exercise. When you later sell your shares, any additional gain or any loss will be characterized as capital gain or loss, which will be long-term, mid-term or short-term depending on how long you held your stock.

Please contact the Vice President, Finance of Lumisys for further information and the form of election if you think you should be filing a Section 83(b) election. Remember that this must be done within 30 days after you exercise your option.

27. WHAT HAPPENS IF THE VESTING OF MY COMPURAD OPTION ACCELERATES UPON A CHANGE OF CONTROL?

If there is a change in control of Lumisys (see Question 9), payments received by certain persons that are contingent upon the change in control may constitute "parachute payments." If, by reason of such change in control, the exercisability of outstanding CompuRAD Options is accelerated, the value of the acceleration is added to other contingent payments, if any, in determining whether the person has received "excess parachute payments." In general, if a person receives excess parachute payments, an excise tax equal to 20% of the amount of such excess parachute payments is imposed on the person and Lumisys does not receive a deduction for such amount.


                                 PART III

                                 EXAMPLE

QUESTION 25:  STOCK FOR STOCK EXERCISES OF A NONSTATUTORY STOCK OPTION


Assume for the purposes of this example only that on April 1, 1998 you bought 10 shares of stock on the open market when the market price was $6 per share.
 On April 1, 1999, when the market price is $10 per share, you exercise your CompuRAD Option to purchase 20 shares at an exercise price of $9 per share for an aggregate exercise price of $180. Using all of your previously owned shares to pay $100 of the exercise price (10 shares x $10 market price), you pay $80 cash for the remainder of the exercise price. On the date of exercise you are deemed to have a tax-free exchange of the 10 previously owned shares for 10 equivalent new shares. You will also recognize ordinary income of $20, equal to the market price of the 10 additional new shares you receive, $100, minus the amount of cash you paid on exercise, $80.

If you sell all 20 shares which you received upon exercise of the option for $11 per share on June 1, 1999, you will recognize a $5 per share gain on the 10 equivalent new shares ($11 per share - $6 per share, $6 per share being the purchase price of original shares), which will be mid-term capital gain because you are allowed to add the 12-month period which you held the original 10 shares to the two-month period you held the 10 equivalent new shares. You will also recognize a $10 aggregate gain on the 10 additional new shares, calculated as follows: $110 (10 shares x $11 market price) minus the sum of
(a) $80 (the amount of cash paid for the shares) and (b) $20 (the amount of income recognized upon exercise of the option). This gain will be characterized as short-term capital gain because you held the stock for only two months.


Example B (Question 26):  Risks of Forfeiture and Nonstatutory Stock Options

Assume for the purposes of this example only that on April 1, 1997 you are granted a nonstatutory option to purchase 20 shares of stock for $8 per share.
 You may exercise the option immediately, but Lumisys has the right to repurchase all of the stock at the price you paid for it if you leave Lumisys before July 1, 1998, 15 shares if you leave before October 1, 1997, 10 shares if you leave before January 1, 1998 and five shares if you leave before April 1, 1998. On May 20, 1997 you exercise your option with respect to all of the shares when the market price is $10. Normally you would owe tax on $40, the difference between the $160 aggregate exercise price and the $200 aggregate market price on the date of exercise. However, because all the shares are subject to a risk of forfeiture, you do not calculate the tax on May 20 but on each day that a risk of forfeiture disappears. For example, assume that on July 1, 1997 the market price is $11 per share. On that date the risk of forfeiture disappears with respect to five shares because Lumisys no longer has the right to repurchase five of your 20 shares. Accordingly, tax is calculated as follows:

      Number of shares no longer subject to vesting                    5
      Exercise price of option                                       $ 8
      market price on July 1                                         $11
      Amount on which tax is due                                     $15
                                               ($3 per share x 5 shares)

On October 1, 1997, January 1, 1998 and April 1, 1998 you may owe additional tax depending on the market price of the stock on those days.

If the market price of the stock is higher on the date the risk of forfeiture lapses with respect to any block of shares than it is on the exercise date, you will end up paying more ordinary income tax with respect to such block of shares as a result of your exercise of the option than you would have if the stock you received upon exercise had not been subject to a risk of forfeiture and you owed tax only on the difference between the exercise price and the market price on the date of exercise.




(..continued)